Exhibit 10.1

EXECUTION VERSION

FIFTEENTH AMENDMENT TO THE AMENDED AND RESTATED COMPETITIVE

ADVANCE AND REVOLVING CREDIT AGREEMENT

This FIFTEENTH AMENDMENT, dated as of January 25, 2024 (this “Amendment”), to the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of December 13, 2004 and effective as of January 5, 2005, and as amended and restated as of August 5, 2013, as further amended as of June 29, 2015, as further amended as of September 30, 2016, as further amended as of August 1, 2017, as further amended as of June 21, 2018, as further amended as of August 15, 2019, as further amended as of June 11, 2020 and as further amended as of May 14, 2023 (as thereafter amended and modified from time to time prior to the date hereof, the “Credit Agreement” and, as amended by the Amendment, the “Amended Credit Agreement”), among TEGNA Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to the Credit Agreement (the “Lenders”), JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and swingline lender (the “Swingline Lender”), and JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Citizens Bank, N.A., as the issuing lenders (the “Issuing Lenders”).

W I T N E S S E T H:

WHEREAS, the Borrower has requested that (i) the Five-Year Commitments (as defined in the Credit Agreement) be extended to the five-year anniversary of the date hereof (the “Five-Year Extended Termination Date”) and (ii) the Swingline Lender agree to make Swingline Loans to the Borrower from time to time in accordance with, and subject to the terms of, the Amended Credit Agreement;

WHEREAS, in connection therewith, the Borrower has requested certain amendments to the Credit Agreement as described herein;

WHEREAS, the parties set forth in Section 6(a) of this Amendment are willing to consent to the requested amendments on the terms and conditions contained herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, terms used herein shall have the meanings given to them in the Amended Credit Agreement.

2. Amendment. The Credit Agreement (excluding the exhibits thereto) is, effective as of the Fifteenth Amendment Effective Date (as defined below), hereby amended:

(a) to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages attached as Exhibit A hereto;

(b) by replacing Schedule 1.1B of the Credit Agreement in its entirety as set forth on Exhibit B hereto; and

(c) by replacing Schedule 1.1C of the Credit Agreement in its entirety as set forth on Exhibit C hereto.

3. Extension of Five-Year Termination Date. The Borrower hereby requests that individual Five-Year Lenders extend the maturity date of each such Lender’s Five-Year Commitments (including, in the case of the Issuing Lenders, any L/C Commitments) from the 2024 Extended Termination Date (as defined in the Credit Agreement) to the Five-Year Extended Termination Date, on the same terms and conditions as the existing Five-Year Facility, except as otherwise set forth herein or in the Amended Credit Agreement. Each Five-Year Lender (each, a “Five-Year Extending Lender”) that executes this Amendment hereby agrees to such extension in accordance with this Section 3, and upon the effectiveness of this Amendment, the termination date with respect to each Five-Year Extending Lender’s Five-Year Commitments and the end of the Five-Year Commitment Period shall be the Five-Year Extended Termination Date. The parties hereby acknowledge and agree that (i) the Five-Year Commitment of each Five-Year Extending Lender as of the Fifteenth Amendment Effective Date is set forth on Exhibit B hereto, (ii) each Five-Year Extending Lender will automatically and without further act be deemed to have assumed its pro rata share of participations in the Existing Letters of Credit in accordance with its Five-Year Commitment Percentage (after giving effect to this Amendment) and (iii) the Administrative Agent may take any and all action as may be reasonably necessary to give effect to the foregoing.

4. Termination of Non-Extending Lenders. The parties hereby acknowledge and agree that on the Fifteenth Amendment Effective Date, the Five-Year Commitments of each Five-Year Lender not party to this Amendment (each such Lender, a “Non-Extending Lender”) shall automatically be deemed to have been terminated (and effective upon such termination, the Borrower shall repay, at par, all Five-Year Loans and other amounts owing to such Non-Extending Lender on or prior to the Fifteenth Amendment Effective Date) and, accordingly, no other action by the Lenders, the Administrative Agent or the Loan Parties shall be required in connection therewith.

5. Five-Year Loans; Existing Letters of Credit; Interest Periods. The parties hereto agree that (a) any Five-Year Loans made under the Credit Agreement and outstanding as of the Fifteenth Amendment Effective Date immediately prior to giving effect to this Amendment (other than any Five-Year Loans repaid pursuant to Section 6(g) below) shall constitute Five-Year Loans under the Amended Credit Agreement, (b) the Five-Year Loans outstanding under the Amended Credit Agreement shall initially be Term Benchmark Loans with an Interest Period equal to the unexpired portion of the Interest Period applicable to the Five-Year Loans outstanding as of the Fifteenth Amendment Effective Date immediately prior to giving effect to this Amendment and (c) the Existing Letters of Credit set forth on Exhibit C hereto will automatically, without any further action on the part of any Person, be deemed to be Letters of Credit issued under the Amended Credit Agreement on the Fifteenth Amendment Effective Date for the account of the Borrower.

6. Effectiveness. This Amendment shall become effective as of the date (the “Fifteenth Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a) the Administrative Agent shall have received counterparts hereof duly executed and delivered by each of (i) the Borrower, (ii) the Guarantors, (iii) the Administrative Agent, (iv) the Issuing Lenders, (v) the Five-Year Extending Lenders (which collectively constitute the Required Lenders under the Credit Agreement) and (vi) the Swingline Lender;

(b) (i) each of the representations and warranties of the Borrower in the Amended Credit Agreement and this Amendment shall be true and correct in all material respects, as if made on and as of the date hereof (provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified), (ii) since December 31, 2022 there shall have been no Material change in the business or financial condition of the Borrower and its Subsidiaries taken as a whole that has not been publicly disclosed, and (iii) no Default or Event of Default shall have occurred and be continuing;

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(c) the Administrative Agent shall have received an opinion from Nixon Peabody LLP, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent (it being understood and agreed that in rendering the foregoing opinion, such counsel may rely upon certificates of officers of the Loan Parties as to factual matters, including (i) the nature and location of the property of the Loan Parties, (ii) agreements and instruments to which the Loan Parties are a party and (iii) the conduct of the business of the Loan Parties);

(d) the Administrative Agent shall have received a certificate of the Secretary of each Loan Party certifying, as of the date of this Amendment, to resolutions duly adopted by the board of directors or other governing body of such Loan Party or a duly authorized committee thereof authorizing such Loan Party’s execution and delivery of this Amendment and the making of the Borrowings hereunder, if any, with appropriate insertions and attachments, including (x) the certificate of incorporation (or similar constituent document) of each such Loan Party that is a corporation certified as of a recent date by an authorized officer of such Loan Party, (y) bylaws or equivalent organizational document of such Loan Party and (z) a long form good standing certificate for such Loan Party from its jurisdiction of organization;

(e) the Administrative Agent shall have received such other closing documents, including legal opinions, documents, certificates and other instruments, as are customary for the transactions described in this Amendment, or as such Administrative Agent may reasonably request;

(f) all fees, including upfront fees payable to Five-Year Extending Lenders, and reasonable and documented out-of-pocket costs and expenses of the Administrative Agent, including the reasonable fees and disbursements of counsel, shall have been paid or reimbursed;

(g) all accrued interest and fees payable to Lenders as of the Fifteenth Amendment Effective Date shall have been paid and all principal of any outstanding Five-Year Loans to Non-Extending Lenders shall have been repaid.

7. Representations and Warranties. The Borrower hereby represents and warrants that, on and as of the Fifteenth Amendment Effective Date, after giving effect to this Amendment:

(a) the execution and delivery of this Amendment have been duly authorized by all necessary corporate action on the part of the Borrower; this Amendment has been duly and validly executed and delivered by the Borrower and constitutes the Borrower’s valid and legally binding agreement enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally;

(b) no Default or Event of Default has occurred and is continuing;

(c) each of the representations and warranties of the Borrower in the Amended Credit Agreement and this Amendment is true and correct in all material respects, as if made on and as of the date hereof (provided that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects as so qualified); and

(d) since December 31, 2022, there has been no Material change in the business or financial condition of the Borrower and its Subsidiaries taken as a whole that has not been publicly disclosed.

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8. Reaffirmation of Obligations. Each Guarantor and the Borrower hereby agrees that all of its obligations and liabilities under the Credit Agreement and each other Loan Document to which it is a party remain in full force and effect on a continuous basis after giving effect to this Amendment.

9. Swingline Lender. The Swingline Lender acknowledges and agrees that on the Fifteenth Amendment Effective Date it shall become the “Swingline Lender” under, and for all purposes of, the Amended Credit Agreement and the other Loan Documents, on the terms and subject to the conditions set forth therein and shall be subject to and bound by the terms thereof, and shall perform all the obligations of, and shall have all rights of, the Swingline Lender thereunder.

10. Continuing Effect; no novation. Except as expressly amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms. From and after the date hereof, all references in the Amended Credit Agreement and the other Loan Documents to the “Credit Agreement” shall be to such Credit Agreement as amended hereby. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided therein. Nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Loan Parties under any Loan Document from any of its obligations and liabilities as a borrower, guarantor or pledgor under any of the Loan Documents. This Amendment constitutes a “Loan Document” under and for all purposes of the Loan Documents.

11. Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment that is an Electronic Signature (as defined below) transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. For purposes of this Section 8, “Electronic Signature” means electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

12. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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13. Integration. This Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders party hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender party hereto relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. Sections 9.12 and 9.14 of the Amended Credit Agreement are incorporated herein by reference and shall apply mutatis mutandis.

14. Headings. Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the constructions of, or to be taken into consideration in interpreting, this Amendment.

15. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

16. Expenses. The Borrower agrees to pay or reimburse JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent and as Arranger, for all of its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to JPMorgan Chase Bank, N.A., in its capacities as Administrative Agent and as the Arranger.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

TEGNA INC.,
as the Borrower

By:	/s/ Richard K. von Seelen
Name: Richard K. von Seelen
Title: Vice President and Treasurer

[Signature Page to Fifteenth Amendment]

GUARANTORS:

BELO ADVERTISING CUSTOMER SERVICES, INC.
BELO CAPITAL BUREAU, INC.
BELO CORP.
BELO HOLDINGS, INC.
BELO INVESTMENT, LLC
BELO KENTUCKY, INC.
BELO MANAGEMENT SERVICES, INC.
BELO SAN ANTONIO, INC.
BELO TECHNOLOGY ASSETS, II, INC.
BELO TV, INC.
BELO VENTURES, INC.
CAPE PUBLICATIONS, INC.
COMBINED COMMUNICATIONS OF OKLAHOMA, LLC
CORPORATE ARENA ASSOCIATES, INC.
DAILY BLAST LIVE LLC
G/O DIGITAL MARKETING, LLC
GTMP HOLDINGS, LLC
KENS-TV, INC.
KFMB-TV, LLC
KHOU-TV, INC.
KING BROADCASTING COMPANY
KING NEWS CORPORATION
KMSB-TV, INC.
KONG-TV, INC.
KSKN TELEVISION, INC.
KTTU-TV, INC.
KTVK, INC.
KVUE TELEVISION, INC.
KWES TELEVISION, LLC
KXTV, LLC
LOCKED ON PODCAST NETWORK, INC.
LSB BROADCASTING, INC.
MULTIMEDIA ENTERTAINMENT, LLC
MULTIMEDIA HOLDINGS CORPORATION
MULTIMEDIA KSDK, LLC
NORTHWEST CABLE NEWS, INC.
NTV, INC.
PACIFIC AND SOUTHERN, LLC
RADIOHIO INC.
SANDER OPERATING CO. I LLC
SANDER OPERATING CO. III LLC
SANDER OPERATING CO. IV LLC
SANDER OPERATING CO. V LLC
SCREENSHOT DIGITAL, INC.
SISTER CIRCLE LLC
TEGNA BROADCAST HOLDINGS, LLC
TEGNA BROADCAST SERVICE CENTER, LLC

[Signature Page to Fifteenth Amendment]

TEGNA EAST COAST BROADCASTING, LLC
TEGNA MEMPHIS BROADCASTING, INC.
TEGNA NATIONAL SALES & FINANCE, LLC
TEGNA VENTURES, LLC
TEXAS CABLE NEWS, INC.
VIDEOHIO, INC.
VIDEOINDIANA, INC.
WBIR-TV, LLC
WBNS TV, INC.
WCNC-TV, INC.
WFAA-TV, INC.
WFMY TELEVISION, LLC
WKYC HOLDINGS, LLC
WKYC-TV, LLC
WTOL TELEVISION, LLC
WUSA-TV, INC.
WVEC TELEVISION, LLC
WWL-TV, INC.

By:	/s/ Marc Sher
	Name:	Marc Sher
	Title:	Vice President, Associate General Counsel and Secretary

[Signature Page to Fifteenth Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, a Five-Year Lender, an Issuing Lender and the Swingline Lender

By:	/s/ Inderjeet Aneja
Name: Inderjeet Aneja
Title: Executive Director

[Signature Page to Fifteenth Amendment]

MIZUHO BANK, LTD.,
as a Five-Year Lender and an Issuing Lender

By:	/s/ Tracy Rahn
Name: Tracy Rahn
Title: Executive Director

[Signature Page to Fifteenth Amendment]

CITIZENS BANK, N.A.,
as a Five-Year Lender and an Issuing Lender

By:	/s/ Michael DeVivo
Name: Michael DeVivo
Title: Vice President

[Signature Page to Fifteenth Amendment]

THE TORONTO-DOMINION BANK, NEW YORK BRANCH,
as a Five-Year Lender

By:	/s/ Justin B. Robinson
Name: Justin B. Robinson
Title: Authorized Signatory

[Signature Page to Fifteenth Amendment]

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Five-Year Lender

By:	/s/ Hunter Simensen
Name: Hunter Simensen
Title: Duly Authorized Signatory

[Signature Page to Fifteenth Amendment]

REGIONS BANK,
as a Five-Year Lender

By:	/s/ Neel Patel
Name: Neel Patel
Title: Director

[Signature Page to Fifteenth Amendment]

SUMITOMO MITSUI BANKING CORPORATION,
as a Five-Year Lender

By:	/s/ Nabeel Shah
Name: Nabeel Shah
Title: Director

[Signature Page to Fifteenth Amendment]

TRUIST BANK,
as a Five-Year Lender

By:	/s/ Kyle Giesel
Name: Kyle Giesel
Title: Vice President

[Signature Page to Fifteenth Amendment]

FIFTH THIRD BANK, NATIONAL ASSOCIATION
as a Five-Year Lender

By:	/s/ Jason Shrader
Name: Jason Shrader
Title: Director

[Signature Page to Fifteenth Amendment]

THE NORTHERN TRUST COMPANY,
as a Five-Year Lender

By:	/s/ Kimberly A. Crotty
Name: Kimberly A. Crotty
Title: Vice President

[Signature Page to Fifteenth Amendment]

Exhibit A

[see attached]

AMENDED AND RESTATED

COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT

among

TEGNA INC.,

as the Borrower

The Several Lenders

from Time to Time Parties Hereto,

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent,

~~BARCLAYS BANK PLC, CITIZENS BANK, N.A., FIFTH THIRD BANK, MIZUHO BANK, LTD., MUFG BANK, LTD., RBC CAPITAL MARKETS1, SUMITOMO MITSUI BANKING CORPORATION, SUNTRUST BANK, U.S. BANK NATIONAL ASSOCIATION and WELLS FARGO BANK, NATIONAL ASSOCIATION~~

~~as Documentation Agents~~

TD SECURITIES (USA) LLC, CAPITAL ONE, NATIONAL ASSOCIATION and REGIONS BANK

as Documentation Agents

and

~~JPMORGAN CHASE BANK, N.A. and CITIBANK~~JPMORGAN CHASE BANK, N.A., MIZUHO BANK, LTD. and CITIZENS BANK, N.A.

as Syndication Agents

Dated as of December 13, 2004 and effective as of January 5, 2005,

as amended and restated as of August 5, 2013

JPMORGAN CHASE BANK, N.A. ~~and CITIBANK~~, MIZUHO BANK, LTD. and CITIZENS BANK, N.A.

as Joint Lead Arrangers and Joint Bookrunners

~~[1]~~ 	~~RBC Capital Markets is a brand name for the capital markets businesses of Royal Bank of Canada.~~

TABLE OF CONTENTS

Page
ARTICLE I Definitions		1

Section 1.1.	Defined Terms	1
Section 1.2.	Other Definitional Provisions	~~28~~31
Section 1.3.	Interest Rates; Benchmark Notification	~~29~~31
Section 1.4.	Letter of Credit Amounts	~~29~~32
Section 1.5.	Divisions	~~29~~32

ARTICLE II Amount and Terms of the Facilities		~~29~~32

~~Section 2.1A~~	~~Term Commitments~~	~~32~~
~~Section 2.1B~~	~~Procedure for Term Loan Borrowings~~	~~32~~
~~Section 2.1C~~	~~Repayment of Term Loans~~	~~33~~
~~Section 2.1D~~	~~Procedure for New Term Loan Borrowings~~	~~33~~
~~Section 2.1E~~	~~Repayment of New Term Loans~~	~~34~~
~~Section 2.1F~~	~~Procedure for New Term III Loan Borrowings~~	~~34~~
~~Section 2.1G~~	~~Repayment of New Term III Loans~~	~~35~~
Section 2.1.	Revolving Credit Commitments	~~32~~35
Section 2.2.	Procedure for Revolving Credit Borrowing	~~34~~36
Section 2.3.	Competitive Borrowings	~~34~~37
Section 2.4.	Termination or Reduction of Five-Year Commitments	~~37~~40
Section 2.5.	Optional Prepayments	~~37~~40
Section 2.6.	Conversion and Continuation Options	~~37~~40
Section 2.7.	Minimum Amounts of Term Benchmark Borrowings	~~38~~41
Section 2.8.	Repayment of Loans; Evidence of Debt	~~38~~41
Section 2.9.	Interest Rates and Payment Dates	~~39~~42
Section 2.10.	Fees	~~40~~43
Section 2.11.	Computation of Interest and Fees	~~40~~43
Section 2.12.	Alternate Rate of Interest	~~40~~43
Section 2.13.	Pro Rata Treatment and Payments	~~43~~46
Section 2.14.	Requirements of Law	~~44~~47
Section 2.15.	Taxes	~~45~~48
Section 2.16.	Indemnity	~~48~~51
Section 2.17.	Change of Lending Office	~~48~~51
Section 2.18.	Replacement of Lenders	~~48~~51
Section 2.19.	[Reserved]	~~49~~52
Section 2.20.	L/C Commitment	~~49~~52
Section 2.21.	Defaulting Lenders	~~53~~56
Section 2.22.	Swingline Loans	57

ARTICLE III Representations and Warranties		~~53~~58

Section 3.1.	Organization; Powers	~~53~~58
Section 3.2.	Financial Condition; No Material Adverse Effect	~~53~~58
Section 3.3.	Properties	~~54~~59
Section 3.4.	Litigation	~~54~~59
Section 3.5.	No Conflicts	~~54~~59

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Section 3.6.	Taxes	~~54~~59
Section 3.7.	ERISA	~~54~~59
Section 3.8.	Authorization; Enforceability	~~54~~59
Section 3.9.	Environmental Matters	~~54~~59
Section 3.10.	No Change	~~55~~60
Section 3.11.	Federal Regulations	~~55~~60
Section 3.12.	No Default	~~55~~60
Section 3.13.	Investment Company Act; Federal Regulations	~~55~~60
Section 3.14.	Anti-Corruption Laws and Sanctions	~~55~~60
Section 3.15.	Affected Financial Institutions	~~55~~60

ARTICLE IV Conditions		~~55~~60

Section 4.1.	Each Borrowing	61

ARTICLE V Affirmative Covenants		~~56~~61

Section 5.1.	Financial Statements and Other Information	~~56~~61
Section 5.2.	Payment of Obligations	~~57~~62
Section 5.3.	Books and Records; Inspection Rights	~~57~~62
Section 5.4.	Notices of Material Events	~~57~~62
Section 5.5.	Existence; Conduct of Business	~~57~~63
Section 5.6.	Maintenance of Properties; Insurance	~~58~~63
Section 5.7.	Compliance with Laws	~~58~~63
Section 5.8.	Debt Ratings	~~58~~63
Section 5.9.	Guarantee	~~58~~63
Section 5.10.	Restrictive Agreements	~~58~~63

ARTICLE VI Negative Covenants		~~59~~64

Section 6.1.	Liens	~~59~~64
Section 6.2.	Fundamental Changes	~~59~~64
Section 6.3.	Total Leverage Ratio	~~59~~64
Section 6.4.	Use of Proceeds	~~60~~65
Section 6.5.	[Reserved]	~~60~~65
Section 6.6.	Transfer of Assets	~~60~~65

ARTICLE VII Events of Default		~~61~~66

Section 7.1.	Events of Default	~~61~~66
Section 7.2.	Remedies	~~62~~67

ARTICLE VIII The Administrative Agent		~~63~~68

Section 8.1.	Appointment	~~63~~68
Section 8.2.	Delegation of Duties	~~63~~68
Section 8.3.	Exculpatory Provisions	~~63~~68
Section 8.4.	Reliance by Administrative Agent	~~63~~69
Section 8.5.	Notice of Default	~~64~~69
Section 8.6.	Non-Reliance on Administrative Agent and Other Lenders	~~64~~69
Section 8.7.	Indemnification	~~64~~70

Section 8.8.	Agent in Its Individual Capacity	~~65~~70
Section 8.9.	Successor Administrative Agent	~~65~~70
Section 8.10.	Syndication Agents and Issuing Lender	~~65~~70
Section 8.11.	Arrangers	~~65~~71
Section 8.12.	Certain ERISA Matters	~~65~~71
Section 8.13.	Acknowledgment of Lenders	73

ARTICLE IX Miscellaneous		~~67~~74

Section 9.1.	Amendments and Waivers	~~67~~74
Section 9.2.	Notices	~~68~~75
Section 9.3.	No Waiver; Cumulative Remedies	~~69~~76
Section 9.4.	Survival of Representations and Warranties	~~69~~76
Section 9.5.	Payment of Expenses and Taxes; Limitation of Liability; Indemnity, Etc.	~~69~~76
Section 9.6.	Successors and Assigns; Participations and Assignments	~~70~~78
Section 9.7.	Adjustments; Set-off	~~73~~80
Section 9.8.	Counterparts	~~74~~81
Section 9.9.	Severability	~~75~~82
Section 9.10.	Integration	~~75~~82
Section 9.11.	GOVERNING LAW	~~75~~82
Section 9.12.	Submission To Jurisdiction; Waivers	~~75~~82
Section 9.13.	Acknowledgements	~~75~~83
Section 9.14.	WAIVERS OF JURY TRIAL	~~76~~83
Section 9.15.	Confidentiality	~~76~~83
Section 9.16.	USA PATRIOT Act	~~77~~84
Section 9.17.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~77~~84
Section 9.18.	Acknowledgment Regarding Any Supported QFCs	~~77~~85

SCHEDULES

1.1A	~~Term Commitments~~[Reserved]
1.1B	~~New Term Commitments and~~ Five-Year Commitments
1.1C	Existing Letters of Credit
1.1D	Material Domestic Subsidiaries
~~1.1E~~	~~New Term III Commitments~~

EXHIBITS

A	[Reserved]
B	Form of Assignment and Acceptance
C-1	Form of Competitive Bid Request
C-2	Form of Invitation for Competitive Bids
C-3	Form of Competitive Bid
C-4	Form of Competitive Bid Accept/Reject Letter
D-1	Form of New Lender Supplement
D-2	Form of Incremental Facility Activation Notice
E	Form of Exemption Certificate
F	[Reserved]
G	Form of Compliance Certificate

AMENDED AND RESTATED COMPETITIVE ADVANCE AND REVOLVING CREDIT AGREEMENT, dated as of December 13, 2004 and effective as of January 5, 2005, as amended ~~by the Amendments (as defined below) and as amended~~ and restated as of August 5, 2013, and as amended by the Amendments (as defined below), among TEGNA Inc. (f/k/a GANNETT CO., INC.), a Delaware corporation (the “Borrower”), the several banks and other financial institutions from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders hereunder (in such capacity, together with its successors, the “Administrative Agent”) and JPMORGAN CHASE BANK, N.A. and CITIBANK, N.A., as syndication agents (the “Syndication Agents”).

The parties hereto agree as follows:

~~WHEREAS, the Borrower is a party to each of the Existing Credit Agreements (as defined below); and~~

~~WHEREAS, the parties to each of the Existing Credit Agreements have agreed to amend and restate the Existing Credit Agreements in their entirety pursuant to the Amendment and Restatement (as defined below) in the form of this Agreement;~~

~~NOW, THEREFORE, the parties agree that each Existing Credit Agreement is hereby amended and restated pursuant to the Amendment and Restatement to read in its entirety as follows:~~

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. The following words and terms shall have the following meanings in this Agreement:

“ABR”: for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1⁄2 of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the ABR due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the ABR is being used as an alternate rate of interest pursuant to Section 2.12 hereof (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.12(b)), then the ABR shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the ABR shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“ABR Loans”: Loans the rate of interest applicable to which is based upon the ABR.

“Adjusted Daily Simple SOFR”: an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate”: for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjustment Date”: as defined in the Applicable Margin.

“Affected Financial Institution”: (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Aggregate Commitment Percentage”: as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the aggregate Commitments; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Applicable Commitment Percentage” shall mean the percentage of the aggregate Commitments (disregarding any Defaulting Lender’s Commitment) represented by such Lender’s Commitment (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Loans and Letters of Credit then outstanding constitutes of the aggregate principal amount of the Loans and Letters of Credit then outstanding giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination).

“Agreement”: this Amended and Restated Competitive Advance and Revolving Credit Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Amendments”: the ~~First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment and Waiver, the~~ Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment, the Twelfth Amendment ~~and~~, the Thirteenth Amendment, the Fourteenth Amendment and the Fifteenth Amendment.

“Amendment and Restatement”: the Amendment and Restatement Agreement to this Agreement, dated as of August 5, 2013 among the Borrower, the Lenders, the Administrative Agent and JPMorgan Chase Bank, N.A., as the issuing lender.

“Amendment and Restatement Effective Date”: the date on which the conditions precedent set forth in Section 6 of the Amendment and Restatement shall have been satisfied or waived.

“Ancillary Document”: has the meaning assigned to it in Section 9.8(b).

“Anti-Corruption Laws”: all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin”:

(a) for ~~each Type of Loan (including, without limitation, Term Loans, New Term Loans and New Term III Loans) other than Incremental~~Five-Year Loans and with respect to the Commitment Fee Rate, the appropriate rate per annum set forth in the table below:

	Applicable Margin (payable pursuant to Section 2.9) for:		Commitment Fee Rate (payable pursuant to Section 2.10(b))
Total Leverage Ratio	ABR Loans	Term Benchmark Loans

>3.00 to 1.00	150.0 Basis Points	250.0 Basis Points	40.0 Basis Points

< 3.00 to 1.00 and > 2.00 to 1.00	125.0 Basis Points	225.0 Basis Points	35.0 Basis Points

< 2.00 to 1.00 and > 1.00 to 1.00	100.0 Basis Points	200.0 Basis Points	30.0 Basis Points

< 1.00 to 1.00	75.0 Basis Points	175.0 Basis Points	25.0 Basis Points

; provided, however, that if the Borrower achieves an Investment Grade Rating, and for so long as the Borrower maintains an Investment Grade Rating, each rate of Applicable Margin set forth above (as payable pursuant to Section 2.9) shall be reduced by 25 Basis Points solely in respect of the Five-Year Loans~~, the New Term Loans and the New Term III Loans~~.

The Applicable Margin on the ~~Twelfth~~Fifteenth Amendment Effective Date shall be ~~150.0~~125.0 Basis Points for ABR Loans and ~~250.0~~225.0 Basis Points for ~~Eurodollar Loans (as defined immediately prior to the effectiveness of the Fourteenth Amendment)~~Term Benchmark Loans, subject to the final paragraph of this definition.

(b) for Incremental Loans, such per annum rates as shall be agreed to by the Borrower and the applicable Incremental Facility Lenders as shown in the applicable Incremental Facility Activation Notice.

For the purposes of the foregoing, on and after the ~~Twelfth~~Fifteenth Amendment Effective Date, changes in the Applicable Margin resulting from changes in the Total Leverage Ratio shall become effective on the date (the “Adjustment Date”) that is five Business Days after the date on which financial statements are delivered to the Lenders pursuant to Section 5.1(a) or (b) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified in Section 5.1(a) or (b), then, until the date that is five Business Days after the date on which such financial statements are delivered, the highest rate set forth in each column of the Applicable Margin grid above shall apply. Each determination of the Total Leverage Ratio pursuant to the Applicable Margin grid above shall be made in a manner consistent with the determination thereof pursuant to Section 6.3.

“Application”: an application, in such form as the applicable Issuing Lender may specify from time to time, requesting such Issuing Lender to open a Letter of Credit.

“Arrangers”: (a) JPMorgan Chase Bank, N.A. and Citibank, N.A., each in its capacity as a joint lead arranger and joint bookrunner~~.~~ in connection with the Eighth Amendment, (b) JPMorgan Chase Bank, N.A., in its capacity as lead arranger and bookrunner in connection with the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment and the Twelfth Amendment and (c) JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Citizens Bank, N.A., each in its capacity as a joint lead arranger and joint bookrunner in connection with the Fifteenth Amendment.

“Assignee”: as defined in Section 9.6(c).

“Assignment and Acceptance”: an Assignment and Acceptance, substantially in the form of Exhibit B.

“Available Tenor”: as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.12.

“Bail-In Action”: the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation”: (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule. and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Event”: with respect to any Person, such Person becomes the subject of a voluntary or involuntary bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof; provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Basis Point”: 1/100th of one percent.

“Beneficial Ownership Certification”: a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation”: 31 C.F.R. § 1010.230.

“BHC Act Affiliate”: of a party, an “affiliate’ (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Benchmark”: initially, the Term SOFR Rate; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.12.

“Benchmark Replacement”: for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) the Adjusted Daily Simple SOFR; or

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time in the United States and (b) the related Benchmark Replacement Adjustment~~;~~.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment”: with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes”: with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “ABR,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date”: with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (~~c~~3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event”: with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period”: with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.12.

“Benefit Plan”: any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board”: the Board of Governors of the Federal Reserve System, or any successor thereto.

“Borrower”: TEGNA Inc. (f/k/a Gannett Co., Inc.), a Delaware corporation.

“Borrowing”: a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.3) on a single date and as to which a single Interest Period is in effect or, where applicable, the issuance of a Letter of Credit.

“Borrowing Date”: any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder.

“Broadcasting Assets”: the property of the Borrower and its Subsidiaries the income and revenues of which are reported under the “Broadcasting Segment” of the financial statements of the Borrower and its Subsidiaries mostly recently delivered pursuant to Section 5.1(a) or (b).

“Business Day”: each Monday, Tuesday, Wednesday, Thursday and Friday on which ~~is not a legal holiday for~~ banks ~~in the State of~~are open for business in New York City; provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Term Benchmark Loans (or, solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.12, an RFR Loan), such day is also a U.S. Government Securities Business Day.

“Capital Stock”: any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing.

“Change in Control”: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof), of shares representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding capital stock of the Borrower or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed with the approval of a majority of directors so nominated (either by a specific vote or by approval by the board of directors of the Borrower’s proxy statement in which such member was named as a nominee for election as a director).

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code”: the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”: as to any Lender, the sum of its Five-Year Commitment~~, its Term Commitment, its New Term Commitment, its New Term III Commitment~~ and its commitment under any Incremental Facility, if any.

“Commitment Fee Rate”: an amount determined from the table set forth in the definition of Applicable Margin.

“Commodity Exchange Act”: the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Competitive Bid”: an offer by a Lender to make a Competitive Loan pursuant to Section 2.3.

“Competitive Bid Accept/Reject Letter”: a notification made by the Borrower pursuant to Section 2.3(f) in the form of Exhibit C-4.

“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.3, (i) in the case of a Term Benchmark Competitive Loan, the Adjusted Term SOFR Rate plus (or minus) the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

“Competitive Bid Request”: a request made pursuant to Section 2.3(b) in the form of Exhibit C-1.

“Competitive Borrowing”: a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.3.

“Competitive Loan”: a Loan (which shall be a Term Benchmark Competitive Loan or a Fixed Rate Loan) made by a Lender pursuant to the bidding procedure described in Section 2.3.

“Conduit Lender”: any special purpose corporation organized and administered by any Lender for the purpose of making Loans hereunder otherwise required to be made by such Lender and designated by such Lender in a written instrument, subject to the consent of the Administrative Agent and the Borrower; provided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.14, 2.15, 2.16 or 9.5 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender or (b) be deemed to have any Commitment hereunder.

“Consolidated EBITDA”: for any Test Period, Consolidated Net Income for such Test Period:

plus without duplication and to the extent already deducted (and not added back) in determining Consolidated Net Income for such Test Period, the sum of (a) Consolidated Interest Expense, (b) provisions for federal, state, local and foreign taxes based on income or gains, (c) total depreciation expense, (d) total amortization expense, including, without limitation, amortization of intangibles and Indebtedness issuance costs, (e) earn-out payments pursuant to any acquisitions or investments, (f) any loss (or minus any gain) from early extinguishments of any hedge agreement (g) all reasonable and customary professional fees, to the extent incurred and paid in cash, in connection with and directly related to (i) an acquisition (including, without limitation, any exchanges of television broadcast stations or of long-term station operating assets), whether or not successful, and paid or otherwise recognized prior to the date that is twelve (12) months after the completion or abandonment of such acquisition or (ii) either (x) shareholder activism defense by the Borrower or (y) any acquisition, merger or similar transaction where the Borrower or its Subsidiaries is the target of such transaction and (h) all other non-cash charges, expenses and other items including, without limitation, restructuring costs, severance costs, facility closures, stock-based compensation expense, non-cash charges arising from impairments and write-offs of assets (including investments) and foreign currency translation losses pertaining to intercompany activity; provided that if any such non-cash charges are reflected in Consolidated EBITDA and represent an accrual of or reserve for potential cash expenditures in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA for the period in which such payment is made;

plus the amount of any net run rate cost savings or any increased digital or broadcast contractual revenues (based on amendments or other changes to pricing in existing contracts (including existing cars.com affiliate agreements)) projected by the Borrower in good faith to be realized in connection with any investment, acquisition, disposition, merger or restructuring, in each case permitted under this Agreement (each, a “Specified Arrangement”), taken or initiated prior to or during such period (which shall be calculated on a pro forma basis as though such cost savings or increased revenues had been realized on the first day of such period), net of the amount of actual benefits realized prior to or during such period from such actions; provided that (A) with respect to any such cost savings, an appropriate financial officer of the Borrower shall have certified to the Administrative Agent that (x) such cost savings are reasonably identifiable and factually supportable and (y) such actions to implement such cost savings shall have been taken or will be taken within 12 months of the date of such Specified Arrangement and (B) (x) the aggregate amount of all such cost savings that are included in this paragraph shall not exceed 10% of Consolidated EBITDA in any four quarter period and (y) the aggregate amount of all such cost savings and all increased revenues that are included in this paragraph shall not exceed 15% of Consolidated EBITDA in any four quarter period;

minus, without duplication and to the extent already included in determining Consolidated Net Income for such Test Period, non-cash gains increasing Consolidated Net Income for such Test Period, excluding any non-cash gains to the extent they represent the reversal of an accrual of or reserve for potential cash items that reduced Consolidated EBITDA in any prior period.

Notwithstanding the foregoing, there shall be excluded from the calculation of Consolidated EBITDA: (i) any extraordinary, unusual or non-recurring gains or losses; (ii) any cumulative effect of changes in accounting principles or policies and (iii) the Consolidated Net Income of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting; provided that Consolidated EBITDA shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) by such Person to the Borrower or a Subsidiary thereof.

~~Notwithstanding the foregoing and solely for purposes of calculating compliance with Section 6.3, for purposes of determining Consolidated EBITDA for any period that includes any of the fiscal quarters ended June 30, 2013 through March 29, 2015, Consolidated EBITDA for such fiscal quarters shall be as set forth in the table below (in thousands of Dollars).~~

~~Fiscal quarter ended as of~~		~~Consolidated EBITDA~~
~~June 30, 2013~~	~~$~~	~~204,374,000.00~~
~~September 29, 2013~~	~~$~~	~~195,377,000.00~~
~~December 29, 2013~~	~~$~~	~~228,875,000.00~~
~~March 30, 2014~~	~~$~~	~~182,949,000.00~~
~~June 29, 2014~~	~~$~~	~~386,083,000.00~~
~~September 28, 2014~~	~~$~~	~~214,125,000.00~~
~~December 28, 2014~~	~~$~~	~~311,474,000.00~~
~~March 29, 2015~~	~~$~~	~~196,264,000.00~~

For the purposes of calculating Consolidated EBITDA for any Test Period (i) if at any time during such Test Period, the Borrower or any Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Test Period and (ii) if during such Test Period the Borrower or any Subsidiary shall have made a Material Acquisition or Material Investment, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission and this definition, other than with reference to those portions thereof relating to whether the transaction would be considered significant, as if such Material Acquisition or Material Investment occurred on the first day of such Test Period. As used in this definition, “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the voting equity securities of a Person and (b) involves the payment of consideration (including the assumption by the Borrower or its Subsidiaries of Indebtedness of the seller) by the Borrower and its Subsidiaries in excess of $50,000,000; “Material Investment” means any purchase of voting equity securities of a Person which involves the payment of consideration by the Borrower and its Subsidiaries (including contributions of assets) in excess of $50,000,000; and “Material Disposition” means any disposition of property or series of related dispositions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the voting equity securities of a Subsidiary of the Borrower and (b) yields gross proceeds (including the discharge by the purchaser of Indebtedness of the Borrower or its Subsidiaries) to the Borrower or any of its Subsidiaries in excess of $50,000,000. ~~Notwithstanding the foregoing, the parties understand and agree that the Borrower’s acquisition on September 2, 2008 of a controlling membership interest in CareerBuilder, LLC shall constitute a Material Acquisition for the purposes of this Agreement.~~

“Consolidated Interest Expense”: with respect to all outstanding Indebtedness of a Person and its Subsidiaries for any period, the total interest expense of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income”: for any period, with respect to a Person and its Subsidiaries, the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.

“Consolidated Tangible Assets”: for any period, with respect to the Borrower and its Domestic Subsidiaries, all property, plant and equipment, inventories and trade receivables of the Borrower and its Domestic Subsidiaries on a consolidated basis in accordance with GAAP.

“Contractual Obligation”: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Corresponding Tenor”: with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covered Entity”: any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party”: as defined in Section 9.18.

“Credit Status”: any of Credit Status 1, Credit Status 2, Credit Status 3, Credit Status 4 or Credit Status 5. In determining whether Credit Status 1, Credit Status 2, Credit Status 3, Credit Status 4 or Credit Status 5 shall apply in any circumstance, if the applicable ratings by S&P and Moody’s differ, the higher of the two ratings will be determinative, unless the applicable ratings by S&P and Moody’s are more than one level apart, in which case the Credit Status one level above the lower rating will be determinative. In the event that the Borrower’s senior unsecured long-term debt is rated by only one of S&P and Moody’s, then that single rating shall be determinative.

“Credit Status 1”: shall exist upon the occurrence of the higher of a rating by S&P of the Borrower’s senior unsecured long-term debt of at least A- or a rating by Moody’s of the Borrower’s senior unsecured long-term debt of at least A3.

“Credit Status 2”: shall exist upon the occurrence of the higher of a rating by S&P of the Borrower’s senior unsecured long-term debt of at least BBB+ but lower than A- or a rating by Moody’s of the Borrower’s senior unsecured long-term debt of at least Baa1 but lower than A3.

“Credit Status 3”: shall exist upon the occurrence of the higher of a rating by S&P of the Borrower’s senior unsecured long-term debt of at least BBB but lower than BBB+ or a rating by Moody’s of the Borrower’s senior unsecured long-term debt of at least Baa2 but lower than Baa1.

“Credit Status 4”: shall exist upon the occurrence of the higher of a rating by S&P of the Borrower’s senior unsecured long-term debt of at least BBB- but lower than BBB or a rating by Moody’s of the Borrower’s senior unsecured long-term debt of at least Baa3 but lower than Baa2.

“Credit Status 5”: shall exist upon the occurrence of the higher of a rating by S&P of the Borrower’s senior unsecured long-term debt of lower than BBB- or a rating by Moody’s of the Borrower’s senior unsecured long-term debt of lower than Baa3.

“Daily Simple SOFR”: for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default”: any of the events specified in Section 7.1, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Default Right”: has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund its portion of any Borrowing, or any portion of its participation in any Letter of Credit or Swingline Loan, within three Business Days of the date on which it shall have been required to fund the same, unless the subject of a good faith dispute between the Borrower and such Lender, (b) notified the Borrower, the Administrative Agent, each Issuing Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless the subject of a good faith dispute between the Borrower and such Lender) or under agreements in which it commits to extend credit generally, (c) failed, within three Business Days after written request by the Administrative Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans (unless the subject of a good faith dispute between the Borrower and such Lender) and participations in then outstanding Letters of Credit and Swingline Loans; provided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (e) (i) been (or has a parent company that has been) adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, unless, in the case of any Lender referred to in this clause (e), the Borrower, the Administrative Agent and the Issuing Lenders shall be satisfied that such Lender intends, and has all approvals required to enable it, to continue to perform its obligations as a Lender hereunder, or (f) become (or has a direct or indirect parent company that has become) the subject of a (A) Bankruptcy Event or (B) Bail-In Action. For the avoidance of doubt, a Lender shall not be deemed to be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or its parent by a Governmental Authority.

“Dollars” and “$”: dollars in lawful currency of the United States of America.

“Domestic Subsidiary”: any wholly-owned Subsidiary that is organized under the Laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution”: (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country”: any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority”: any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eighth Amendment”: the Eighth Amendment to this Agreement, dated as of June 29, 2015, among the Borrower, the Lenders, the Administrative Agent and JPMorgan Chase Bank, N.A., as the issuing lender.

“Eighth Amendment Effective Date”: June 29, 2015.

“Electronic Signature”: an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eleventh Amendment”: the Eleventh Amendment to this Agreement, dated as of June 21, 2018, among the Borrower, the Lenders, the Administrative Agent and the Issuing Lenders.

“Eleventh Amendment Effective Date”: June 21, 2018.

“Environmental Laws”: any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate”: any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event”: (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure by any Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) applicable to such Plan, whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; (g) the failure by the Borrower or any of its ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to Withdrawal Liability under Section 4201 of ERISA; or (h) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule”: the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default”: any of the Events of Default specified in Section 7.1 of this Agreement.

“Excluded Swap Obligation”: with respect to any Loan Party, any Swap Obligation, if, and to the extent that, and only for so long as, all or a portion of the guarantee of any Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal.

~~“Existing Credit Agreements”: this Agreement, the 2002 Credit Agreement and the 2004 Credit Agreement, in each case, as in effect immediately prior to the Amendment and Restatement Effective Date.~~

“Existing Letters of Credit”: each letter of credit previously issued pursuant to ~~the Existing Credit~~this Agreement~~s~~ that is outstanding on the ~~Twelfth~~Fifteenth Amendment Effective Date and listed on Schedule 1.1C hereto.

“Facility”: each of the Five-Year Facility~~, the Term Facility, the New Term Facility, the New Term III Facility~~ and any Incremental Facility.

“FATCA”: Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such sections of the Code.

“Federal Funds Effective Rate”: for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided, that, if the Federal Funds Effective Rate shall be less than zero, such rate as so determined would be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board”: the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Payment Date”: (a) the ~~first Business Day~~fifteen (15) days following the last day of each March, June, September and December and (b) the ~~2024 Extended~~Five-Year Termination Date.

~~“Fifth Amendment and Waiver”: the Fifth Amendment and Waiver to the Agreement, dated as of September 30, 2010, among the Borrower, the Lenders and the Administrative Agent.~~

~~“Fifth Amendment and Waiver Effective Date”: the date on which the conditions precedent set forth in Section 3 of the Fifth Amendment and Waiver shall have been satisfied or waived.~~

“~~First~~Fifteenth Amendment”: the ~~First~~Fifteenth Amendment to ~~the~~this Agreement, dated as of ~~March 15, 2007~~the Fifteenth Amendment Effective Date, among the Borrower, the Lenders and Issuing Lenders party thereto and the Administrative Agent.

“~~First~~Fifteenth Amendment Effective Date”: ~~the date on which the conditions precedent set forth in paragraph 9(b) of the First Amendment shall have been satisfied or waived~~January 25, 2024.

“Five-Year Available Commitment”: as to any Five-Year Lender at any time, the excess, if any, of (a) such Five-Year Lender’s Five-Year Commitment then in effect over (b) such Five-Year Lender’s Five-Year Extensions of Credit then outstanding.

“Five-Year Commitment”: as to any Lender, the obligation of such Lender, if any, to make Five-Year Loans and participate in Letters of Credit and Swingline Loans in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Five-Year Commitment” opposite such Lender’s name on Schedule 1.1B or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Five-Year Commitment Percentage”: as to any Five-Year Lender at any time, the percentage which such Five-Year Lender’s Five-Year Commitment then constitutes of the aggregate Five-Year Commitments; provided that, in the case of Section 2.21 when a Defaulting Lender shall exist, “Five-Year Commitment Percentage” shall mean the percentage of the aggregate Five-Year Commitments (disregarding any Defaulting Lender’s Five-Year Commitment) represented by such Lender’s Five-Year Commitment (or, at any time after the Five-Year Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Five-Year Lender’s Five-Year Extensions of Credit then outstanding constitutes of the aggregate principal amount of the Five-Year Extensions of Credit then outstanding giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination).

“Five-Year Commitment Period”: the period from and including the ~~First~~Fifteenth Amendment Effective Date to the ~~2024 Extended~~Five-Year Termination Date.

“Five-Year Competitive Loans”: Competitive Loans made under the Five-Year Facility.

“Five-Year Extensions of Credit”: as to any Five-Year Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Five-Year Loans held by such Five-Year Lender then outstanding ~~and~~, (b) such Five-Year Lender’s Five-Year Commitment Percentage of the L/C Obligations then outstanding and (c) such Five-Year Lender’s Swingline Exposure.

“Five-Year Facility”: the Five-Year Commitments and the Five-Year Extensions of Credit made thereunder.

“Five-Year Lender”: each Lender that has a Five-Year Commitment or that holds Five-Year Loans.

“Five-Year Loans”: as defined in Section 2.1(b).

“Five-Year Termination Date”: the earlier of (a) January 25, 2029 and (b) the date that is 91 days prior to the final scheduled maturity date of any Indebtedness of the Borrower or its Subsidiaries (other than the 2027 Notes) that is outstanding on such date in an aggregate principal amount in excess of $300,000,000 (or, in each case, such earlier date on which the Five-Year Commitments terminate in accordance with the provisions hereof).

“Fixed Rate Borrowing”: a Borrowing comprised of Fixed Rate Loans.

“Fixed Rate Loan”: any Competitive Loan bearing interest at a fixed percentage rate per annum specified by the Lender making such Loan in its Competitive Bid.

“Floor”: the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of the Adjusted Term SOFR Rate or the Adjusted Daily Simple SOFR shall be zero.

“Fourteenth Amendment”: the Fourteenth Amendment to the Agreement dated as of May 14, 2023, between the Borrower and the Administrative Agent.

~~“Fourth Amendment”: the Fourth Amendment to the Agreement dated as of August 25, 2010, among the Borrower, the Lenders and the Administrative Agent.~~

“GAAP”: generally accepted accounting principles in the United States as in effect from time to time and consistent with those used in the preparation of the most recent audited financial statements referred to in Section 3.2. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a material change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the Securities and Exchange Commission.

“Governmental Authority”: any nation or government, any state or other political subdivision thereof and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government.

“Guarantee”: a guarantee or similar contingent payment obligation, direct or indirect, in any manner, of all or any part of any Indebtedness; provided, that “Guarantee” shall not include (a) any endorsement of negotiable instruments for collection or deposit in the ordinary course of business or (b) any liability of the Borrower or its Subsidiaries as a general partner of a partnership (other than a wholly-owned Subsidiary of the Borrower) in respect of the Indebtedness of such partnership.

“Guarantee Agreement”: an agreement in form and substance reasonably acceptable to the Administrative Agent pursuant to which each Material Domestic Subsidiary party thereto unconditionally guarantees all Obligations.

“Guarantor”: each Subsidiary that enters into a Guarantee Agreement.

~~“IBA”: as defined in Section 1.3.~~

“Incremental Facility Activation Notice”: a notice substantially in the form of Exhibit D-2 hereto.

“Incremental Facility”: as defined in Section 2.1(d).

“Incremental Facility Closing Date”: any Business Day designated as such in an Incremental Facility Activation Notice.

“Incremental Facility Commitment”: as to any Lender, the obligation of such Lender, if any, to make Incremental Loans in an aggregate principal amount not to exceed the amount set forth in the applicable Incremental Facility Activation Notice or in the Assignment and Acceptance or New Lender Supplement pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

“Incremental Facility Lenders”: (a) on any Incremental Facility Closing Date relating to Incremental Loans, the Lenders signatory to the relevant Incremental Facility Activation Notice and (b) thereafter, each Lender that is a holder of an Incremental Loan and/or Incremental Facility Commitment.

“Incremental Facility Maturity Date”: with respect to the Incremental Loans, the maturity date specified in the applicable Incremental Facility Activation Notice, which date shall be a date that is on or after the ~~2024 Extended~~Five-Year Termination Date.

“Incremental Loans”: as defined in Section 2.1(d).

“Incremental Term Loan”: as defined in Section 2.1(d).

“Indebtedness”: as to any Person at any date, without duplication, (a) all indebtedness for borrowed money, (b) all obligations for the deferred purchase price of property and services (but excluding any (i) current accounts payable incurred in the ordinary course of business, (ii) deferred compensation obligations incurred in the ordinary course of business and (iii) earn-out obligation until such earn-out obligation becomes a liability on the balance sheet of such Person in accordance with GAAP), (c) all obligations evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to acquired property, (e) all capital lease obligations, (f) the liquidation value of all mandatorily redeemable preferred stock, (g) all guarantee obligations of the foregoing and (h) all obligations of any kind referenced in (a) through (g) above secured by any lien on property owned by such Person or any of its Subsidiaries, whether or not such Person or any of its Subsidiaries has assumed or become liable for the payment of such obligation; provided, however, that “Indebtedness” does not include (x) letters of credit, except to the extent of unreimbursed amounts owing in respect of drawings thereunder, (y) net obligations under Swap Agreements, or (z) any liability of such Person as a general partner of a partnership (other than a wholly-owned Subsidiary of such Person) in respect of the Indebtedness of such partnership, except to the extent that such liability appears as indebtedness on the balance sheet of the Borrower; provided, further, that for purposes of this definition, no effect shall be given to changes to GAAP which become effective after the Amendment and Restatement Effective Date and may have the effect of converting certain operating leases into capital leases.

“Information”: as defined in Section 9.15.

“Interest Payment Date”: (a) as to any ABR Loan (other than a Swingline Loan), the first Business Day following the last day of each March, June, September and December to occur while such Loan is outstanding and on the date such Loan is paid in full, (b) as to any Term Benchmark Loan or Fixed Rate Loan, the last day of the Interest Period applicable thereto, (c) as to any Term Benchmark Loan or Fixed Rate Loan having an Interest Period longer than three months or 90 days, as the case may be, each day which is three months or 90 days, respectively, after the first day of the Interest Period applicable thereto ~~and~~, (d) as to any RFR Loan (solely to the extent applicable following a Benchmark Replacement or otherwise pursuant to Section 2.12), each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and on the date such Loan is paid in full; provided that, in addition to the foregoing, each of (x) the date upon which both the Commitments have been terminated and the Loans have been paid in full and (y) the ~~2024 Extended~~Five-Year Termination Date with respect to a Revolving Loan shall be deemed to be an “Interest Payment Date” with respect to any interest which is then accrued hereunder and (e) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Five-Year Termination Date.

“Interest Period”:

(a) with respect to any Term Benchmark Loan:

(i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Term Benchmark Loan and ending one, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; and

(b) with respect to any Fixed Rate Loan, the period commencing on the Borrowing Date with respect to such Fixed Rate Loan and ending such number of days thereafter (which shall be not less than seven days or more than 360 days after the date of such borrowing) as selected by the Borrower in its Competitive Bid Request given with respect thereto.

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(A) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of an Interest Period pertaining to a Term Benchmark Loan, the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(B) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(C) no tenor that has been removed from this definition pursuant to Section 2.12(e) shall be available for specification.

“Investment Grade Rating”: a rating of Baa3 or higher by Moody’s and BBB- or higher by S&P, in each case with a stable or better outlook.

“Invitation for Competitive Bids”: an invitation made by the Borrower pursuant to Section 2.3(c) in the form of Exhibit C-2.

“IRS”: the United States Internal Revenue Service.

“Issuing Lender”: JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Citi~~ba~~zen~~k~~s Bank, N.A.~~, Barclays Bank PLC, Royal Bank of Canada~~, as applicable, and any other Five-Year Lender selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld, delayed or conditioned) that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender.

“L/C Commitment”: (a) with respect to JPMorgan Chase Bank, N.A., $~~27,900,000~~50,000,000 , (b) with respect to Mizuho Bank, Ltd., $25,000,000 and (c) with respect to Citi~~ba~~zen~~k~~s Bank, N.A., $~~27,900,000, (c) with respect to Barclays Bank PLC, $22,100,000 and (d) with respect to Royal Bank of Canada, $22,100,000~~25,000,000.

“L/C Obligations”: at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 2.20(e). For the avoidance of doubt, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the International Standby Practices (ISP98), such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“L/C Participants”: the collective reference to all the Five-Year Lenders other than the applicable Issuing Lender.

“Lender Affiliate”: (a) any affiliate of any Lender, (b) any Person that is administered or managed by any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an affiliate of such Lender or investment advisor.

“Lender Parent”: with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lender-Related Person”: as defined in Section 9.5(b).

“Lenders”: as defined in the preamble hereto; provided, that unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender and the Swingline Lender.

“Letters of Credit”: as defined in Section 2.20(a).

“Leverage Increase Period”: as defined in Section 6.3.

“Liabilities”: any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien”: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

“Loan”: any loan made by any Lender pursuant to this Agreement (including, for the avoidance of doubt, a Swingline Loan).

“Loan Documents”: this Agreement, any Application, the Guarantee Agreement and all other written agreements whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to either the Administrative Agent or any Lender in connection with this Agreement or the Facilities contemplated hereby. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loan Party”: the Borrower and any of its Subsidiaries that are party to a Loan Document.

“Majority Facility Lenders”: with respect to any Facility, subject to Section 2.21, the holders of more than 50% of the aggregate unpaid principal amount of the ~~Term Loans, the New Term Loans, the New Term III~~a class of Incremental Loans or the Five-Year Extensions of Credit (giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination), as the case may be, outstanding under such Facility (or, in the case of the Five-Year Facility, prior to any termination of all of the Five-Year Commitments, the holders of more than 50% of the Five-Year Commitments then outstanding).

“Margin”: as to any Term Benchmark Competitive Loan, the margin to be added to or subtracted from the Adjusted Term SOFR Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

“Material”: when used to describe an adverse effect or an event on the Borrower or its Subsidiaries, shall mean a condition, event or act which, with the giving of notice or lapse of time or both, will constitute a Default or an Event of Default.

“Material Adverse Effect”: a Material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the Guarantee Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder or thereunder.

“Material Domestic Subsidiary”: any Domestic Subsidiary (a) whose total assets at the last day of the most recent Test Period were equal to or greater than 3% of the Total Assets at such date or (b) whose gross revenues for such Test Period were equal to or greater than 3% of the consolidated gross revenues of the Borrower and its Subsidiaries for such period, in each case determined in accordance with GAAP; provided that “Material Domestic Subsidiary” shall also include any of the Borrower’s Subsidiaries selected by the Borrower that is required to ensure that all Material Domestic Subsidiaries have in the aggregate (i) total assets at the last day of the most recent Test Period that were equal to or greater than 90% of the Total Assets of the Borrower’s Domestic Subsidiaries at such date and (ii) gross revenues for such Test Period that were equal to or greater than 90% of the consolidated gross revenues of the Borrower’s Domestic Subsidiaries for such period, in each case determined in accordance with GAAP.

“Maximum Total Leverage Ratio” as defined in Section 6.3.

“Moody’s”: Moody’s Investors Service, Inc. and its successors; provided, however, that if Moody’s ceases rating securities similar to the senior unsecured long-term debt of the Borrower and its ratings and business with respect to such securities shall not have been transferred to any successor, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld or delayed) that rates any senior unsecured long-term debt of the Borrower.

“Multiemployer Plan”: a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“Net Cash Proceeds”: in connection with any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, accountants’ fees, underwriting discounts (including original issue discount, if any) and commissions and other customary fees and expenses actually incurred in connection therewith.

“Net Property, Plant and Equipment”: the amount under that heading on the consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

“New Lender”: as defined in Section 2.1(e).

“New Lender Supplement”: as defined in Section 2.1(e).

~~“New Term III Commitment”: as to any Lender, the obligation of such Lender, if any, to make a New Term III Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “New Term III Commitment” opposite such Lender’s name on Schedule 1.1E hereto. The original aggregate amount of the New Term III Commitments is $300,000,000.~~

~~“New Term III Facility”: the New Term III Commitments and the New Term III Loans made thereunder.~~

~~“New Term III Lender”: each Lender that has a New Term III Commitment or that holds a New Term III Loan.~~

~~“New Term III Loan”: as defined in Section 2.1A.~~

~~“New Term III Percentage”: as to any New Term III Lender at any time, the percentage which such Lender’s New Term III Commitment then outstanding constitutes of the aggregate New Term III Commitments (or, at any time after the Ninth Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s New Term III Loans then outstanding constitutes of the aggregate principal amount of the New Term III Loans then outstanding).~~

~~“New Term III Termination Date”: September 30, 2020.~~

~~“New Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a New Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “New Term Commitment” opposite such Lender’s name on Schedule 1.1B hereto. The original aggregate amount of the New Term Commitments is $200,000,000.~~

~~“New Term Facility”: the New Term Commitments and the New Term Loans made thereunder.~~

~~“New Term Lender”: each Lender that has a New Term Commitment or that holds a New Term Loan.~~

~~“New Term Loan”: as defined in Section 2.1A.~~

~~“New Term Percentage”: as to any New Term Lender at any time, the percentage which such Lender’s New Term Commitment then outstanding constitutes of the aggregate New Term Commitments (or, at any time after the Eighth Amendment Effective Date, the percentage which the aggregate principal amount of such Lender’s New Term Loans then outstanding constitutes of the aggregate principal amount of the New Term Loans then outstanding).~~

“Ninth Amendment”: the Ninth Amendment to this Agreement, dated as of September 30, 2016, among the Borrower, the Lenders party thereto, the Administrative Agent and JPMorgan Chase Bank, N.A., as the issuing lender.

“Ninth Amendment Effective Date”: September 30, 2016.

“Non-Consenting Lender”: as defined in Section 2.18(b).

“Non-Excluded Taxes”: as defined in Section 2.15(a).

“Non-U.S. Lender”: as defined in Section 2.15(d).

“NYFRB”: the Federal Reserve Bank of New York.

“NYFRB Rate”: for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Obligations”: collectively, the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and creation of Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, of any Loan Party, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and all other obligations and liabilities of the Loan Parties to the Administrative Agent or to any Lender (or, in the case of Specified Swap Agreements and Specified Cash Management Agreements, any affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any Guarantee Agreement, the Letters of Credit, any other Loan Document, any Specified Swap Agreement, any Specified Cash Management Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by any Loan Party pursuant hereto) or otherwise. Notwithstanding the foregoing, “Obligations” shall not include any Excluded Swap Obligations of any applicable Loan Party.

“Other Taxes”: any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate”: for any day, the rate comprised of both overnight federal funds and overnight eurocurrency borrowings by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).

“Pari Passu Indebtedness”: any Indebtedness existing under the ~~2015 Notes, 2016 Notes, 2018 Notes, 2019 Notes, 2020 Notes, 2021 Notes, 2023 Notes, 2024~~2026 Notes, 2027 Notes, 2028 Notes, 2029 Notes and any refinancing, refunding, renewals or extensions of any of the foregoing.

“Participant”: as defined in Section 9.6(b).

“Participant Register”: as defined in Section 9.6(b).

“Patriot Act”: as defined in Section 9.16.

“Payment”: as defined in Section 8.13(a).

“Payment Notice”: as defined in Section 8.13(b).

“PBGC”: the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions.

“Permitted Commercial Paper”: any commercial paper issued by the Borrower to refinance Indebtedness at any time when the Borrower has Credit Status 1, Credit Status 2, Credit Status 3 or Credit Status 4.

“Person”: an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”: any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations”: 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Prime Rate”: the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as reasonably determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“PTE”: a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC”: has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support”: as defined in Section 9.18.

“Qualified Acquisition”: an acquisition or series of related acquisitions that involves the payment of consideration (including the assumption by the Borrower or its Subsidiaries of Indebtedness of the seller) by the Borrower and/or its Subsidiaries in excess of $200,000,000.

“Qualified Acquisition Election”: as defined in Section 6.3.

“Reference Time”: with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two Business Days preceding the date of such setting or (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Register”: as defined in Section 9.6(d).

“Reimbursement Obligation”: the obligation of the Borrower to reimburse the applicable Issuing Lender pursuant to Section 2.20(e) for amounts drawn under Letters of Credit.

“Relevant Governmental Body”: the Federal Reserve Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Replacement Lender”: as defined in Section 2.18.

“Required Lenders”: at any time, subject to Section 2.21, the holders of more than 50% of the sum of (i) the aggregate unpaid principal amount of ~~the Term Loans then outstanding, (ii) the aggregate unpaid principal amount of the New Term Loans then outstanding, (iii) the aggregate unpaid principal amount of the New Term III~~any Incremental Term Loans then outstanding and (~~iv~~ii) the Total Commitments (other than ~~the Term Commitments, New Term Commitments and New Term III Commitments~~any Commitments in respect of Incremental Term Loans) then in effect or, if the Commitments (other than ~~the Term Commitments, New Term Commitments and New Term III Commitments~~any Commitments in respect of Incremental Term Loans) have been terminated, the Total Extensions of Credit (other than ~~the Term Loans, New Term Loans and New Term III Loans~~any Incremental Term Loans and giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination) then outstanding.

“Requirement of Law”: as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority”: an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“RFR Borrowing”: as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Loan”: a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.

“S&P”: Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and its successors; provided, however, that if S&P ceases rating securities similar to the senior unsecured long-term debt of the Borrower and its ratings and business with respect to such securities shall not have been transferred to any successor, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) selected by the Borrower and approved by the Administrative Agent (not to be unreasonably withheld or delayed) that rates any senior unsecured long-term debt of the Borrower.

~~“Sanctions”: all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State.~~

“Sanctioned Country”: at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of ~~this Agreement,~~the Fifteenth Amendment, so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person”: at any time, any Person subject or target of any Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the U.S. government, including by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the U.S. Department of Commerce, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) (including, without limitation for purposes of defining a Sanctioned Person, as ownership and control may be defined and/or established in and/or by any applicable laws, rules, regulations, or orders).

~~“Second Amendment”: the Second Amendment to the Agreement dated as of October 23, 2008, among the Borrower, the Lenders and the Administrative Agent.~~

“Sanctions”: all economic or financial sanctions, trade embargoes or similar restrictions imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, or other relevant sanctions authority.

“Seventh Amendment”: the Seventh Amendment to the Agreement dated as of February 13, 2015, among the Borrower, the Lenders and the Administrative Agent.

“Seventh Amendment Effective Date”: February 13, 2015.

“Sixth Amendment”: the Sixth Amendment to the Agreement dated as of September 24, 2013, among the Borrower, the Lenders and the Administrative Agent.

“SOFR”: a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator”: the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website”: the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Rate Day”: the meaning specified in the definition of “Daily Simple SOFR”.

“Specified Cash Management Agreement”: any agreement providing for treasury, depositary, purchasing card or cash management services, including in connection with any automated clearing house transfers of funds or any similar transactions between the Borrower or any Guarantor and any Person that is a Lender or affiliate thereof at the time such agreement is entered into.

“Specified Change in Control”: a “Change in Control” (or any other defined term having a similar purpose) as defined in any indenture governing the Pari Passu Indebtedness.

“Specified Swap Agreement”: any Swap Agreement in respect of interest rates entered into by the Borrower or any Guarantor and any Person that is a Lender or an affiliate thereof at the time such Swap Agreement is entered into.

~~“Spin-Off”: the spin-off of the Borrower’s publishing business consummated in accordance with the Form 10 filed with the Securities and Exchange Commission on March 12, 2015, as amended on May 1, 2015 and as further amended on June 8, 2015 and June 12, 2015, which spin-off shall have occurred prior to, or substantially concurrently with, the Eighth Amendment Effective Date.~~

“Subsidiary”: any corporation, partnership, limited liability company or other entity the majority of the shares of stock or other ownership interests having ordinary voting power of which at any time outstanding is owned directly or indirectly by the Borrower or by one or more of its other subsidiaries or by the Borrower in conjunction with one or more of its other subsidiaries.

“Supported QFC”: as defined in Section 9.18.

“Swap”: any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Agreement”: any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”.

“Swap Obligation”: with respect to any person, any obligation to pay or perform under any Swap.

“Swingline Commitment”: $50,000,000.

“Swingline Exposure”: at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Five-Year Lender at any time shall be the sum of (a) its Five-Year Commitment Percentage of the aggregate principal amount of all Swingline Loans outstanding at such time (excluding, in the case of the Swingline Lender, Swingline Loans made by it that are outstanding at such time to the extent that the other Five-Year Lenders shall not have funded their participations in such Swingline Loans), adjusted to give effect to any reallocation under Section 2.21 of the Swingline Exposure of Defaulting Lenders in effect at such time, and (b) in the case of the Swingline Lender, the aggregate principal amount of all Swingline Loans made by the Swingline Lender outstanding at such time, less the amount of participations funded by the other Five-Year Lenders in such Swingline Loans.

“Swingline Lender”: JPMorgan Chase Bank, N.A. (or, any of its designated branch offices or affiliates), in its capacity as a lender of Swingline Loans hereunder.

“Swingline Loan”: a loan made pursuant to Section 2.22.

“Tenth Amendment”: the Tenth Amendment to this Agreement, dated as of August 1, 2017, among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and JPMorgan Chase Bank, N.A., as the issuing lender.

~~“Tenth Amendment Effective Date”: August 1, 2017.~~

“Term Benchmark”: when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Borrowing”: a Borrowing comprised of Term Benchmark Loans.

“Term Benchmark Competitive Loan”: any Competitive Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Loan”: any Term Benchmark Competitive Loan, Term Benchmark Revolving Credit Loan or Term Benchmark Term Loan.

“Term Benchmark Revolving Credit Loan”: any Five-Year Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Term Loan”: any Incremental Term ~~Loan, New Term Loan or New Term III~~ Loan bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

~~“Term Commitment”: as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower in a principal amount not to exceed the amount set forth under the heading “Term Commitment” opposite such Lender’s name on Schedule 1.1A hereto (as amended and restated on the Eighth Amendment Effective Date). The original aggregate amount of the Term Commitments is $144,800,000.~~

~~“Term Facility”: the Term Commitments and the Term Loans made thereunder.~~

~~“Term Lender”: each Lender that has a Term Commitment or that holds a Term Loan.~~

~~“Term Loan”: as defined in Section 2.1A.~~

~~“Term Percentage”: as to any Term Lender at any time, the percentage which such Lender’s Term Commitment then constitutes of the aggregate Term Commitments (or, at any time after the Amendment and Restatement Effective Date, the percentage which the aggregate principal amount of such Lender’s Term Loans then outstanding constitutes of the aggregate principal amount of the Term Loans then outstanding).~~

“Term SOFR Determination Day”: the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate”: with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate”: for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“Test Period”: a period of four consecutive fiscal quarters ended on the last day of the fourth such fiscal quarter; provided that, solely for purposes of determining the Total Leverage Ratio at any time, “Test Period” shall mean a period of eight consecutive fiscal quarters ended on the last day of the eighth such fiscal quarter.

~~“Third Amendment”: the Third Amendment to the Agreement dated as of September 28, 2009, among the Borrower, the Lenders and the Administrative Agent.~~

“Thirteenth Amendment”: the Thirteenth Amendment to this Agreement, dated as of June 11, 2020, among the Borrower, the Lenders and the Administrative Agent.

~~“Thirteenth Amendment Effective Date”: June 11, 2020.~~

“Total Assets”: the total assets of the Borrower and its Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Borrower delivered pursuant to Section 5.1(a) or (b).

“Total Commitments”: at any time, the aggregate amount of the Commitments then in effect.

“Total Extensions of Credit”: at any time, the aggregate amount of all Loans and L/C Obligations outstanding at such time.

“Total Leverage Ratio”: as of the time of determination, the ratio of (a) total Indebtedness of the Borrower and its Subsidiaries on such date, minus Unrestricted Cash of the Borrower and its Subsidiaries, to the extent readily distributable to the Borrower, on such date to (b) Consolidated EBITDA for the period of eight consecutive fiscal quarters ended on such date divided by two.

“Total Shareholders’ Equity”: the amount appearing under that heading on the consolidated balance sheet of the Borrower and its Subsidiaries, prepared in accordance with GAAP.

“Transferee”: any Assignee or Participant.

“Twelfth Amendment”: the Twelfth Amendment to this Agreement, dated as of August 15, 2019, among the Borrower, the Lenders, the Administrative Agent and the Issuing Lenders.

~~“Twelfth Amendment Effective Date”: August 15, 2019.~~

“Type”: as to any Five-Year Loan~~, Term Loan, New Term Loan or New Term III~~ or Incremental Loan, its nature as an ABR Loan or a Term Benchmark Loan, and as to any Competitive Loan, its nature as a Term Benchmark Competitive Loan or a Fixed Rate Loan.

“UK Financial Institution”: any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement”: the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unrestricted Cash”: unrestricted cash or cash equivalents in an amount not to exceed $~~500.0 million~~600,000,000 in the aggregate.

“U.S. Government Securities Business Day”: any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regimes”: as defined in Section 9.18.

“Withdrawal Liability”: any liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are used in sections 4203 and 4205, respectively, of ERISA.

“Write-Down and Conversion Powers”: (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule., and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

“2026 Notes”: the Borrower’s 4.75% Notes due March 2026.

~~“2002 Credit Agreement”: the Amended and Restated Competitive Advance and Revolving Credit Agreement, dated as of March 11, 2002 and effective as of March 18, 2002 (as further amended, amended and restated, supplemented or otherwise modified through the Amendment and Restatement Effective Date (without giving effect to the Amendment and Restatement)), among the Borrower, the lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC, as documentation agent.~~

~~“2004 Credit Agreement”: the Competitive Advance and Revolving Credit Agreement, dated as of February 27, 2004 and effective as of March 15, 2004 (as further amended, amended and restated, supplemented or otherwise modified through the Amendment and Restatement Effective Date (without giving effect to the Amendment and Restatement)), among the Borrower, the lenders thereto, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Chase Bank, N.A. and Citibank, N.A., as syndication agents, and Barclays Bank PLC and SunTrust Bank, as documentation agents.~~

“~~2015~~2027 Notes”: collectively, (i) the Borrower’s ~~10% Notes~~7.75% debentures due June ~~2015~~2027 and (ii) the Borrower’s ~~6.375% Notes~~7.25% debentures due September ~~2015~~2027.

“~~2016~~2028 Notes”: the Borrower’s ~~10~~4.625% Notes due ~~April 2016~~March 2028.

“~~2018~~2029 Notes”: the Borrower’s ~~7.125~~5.00% Notes due September ~~2018~~2029 .

~~“2019 Notes”: the Borrower’s 5.125% Notes due October 2019.~~

~~“2020 Notes”: the Borrower’s 5.125% Notes due July 2020.~~

~~“2021 Notes”: the Borrower’s 4.875% Notes due September 2021.~~

~~“2023 Notes”: the Borrower’s 6.375% Notes due October 2023.~~

~~“2024 Notes”: the Borrower’s 5.50% Notes due September 2024.~~

~~“2027 Notes”: collectively, (i) the Borrower’s 7.75% Notes due June 2027 and (ii) the Borrower’s 7.25% Notes due September 2027.~~

~~“2018 Extended Termination Date”: August 5, 2018 (or such earlier date on which the Term Facility terminates in accordance with the provisions hereof).~~

~~“2020 Extended Termination Date”: June 29, 2020 (or such earlier date on which the New Term Facility terminates in accordance with the provisions hereof).~~

~~“2024 Extended Termination Date”: August 15, 2024 (or such earlier date on which the Five-Year Commitments terminate in accordance with the provisions hereof).~~

~~“2024 Extension Option”: as defined in the Twelfth Amendment.~~

Section 1.2. Other Definitional Provisions.

(a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(b) As used herein, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

Section 1.3. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.12(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 1.4. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms or the terms of any Letter of Credit Agreement related thereto, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

Section 1.5. Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time.

ARTICLE II

Amount and Terms of the Facilities

~~Section 2.1A Term Commitments. Subject to the terms and conditions hereof, (a) each Term Lender has agreed pursuant to the Amendment and Restatement to make a term loan (a “Term Loan”) to the Borrower on the Amendment and Restatement Effective Date in an amount not to exceed the amount of the Term Commitment of such Lender, (b) each New Term Lender has agreed pursuant to the Eighth Amendment to make a term loan (a “New Term Loan”) to the Borrower on the Eighth Amendment Effective Date in an amount not to exceed the amount of the New Term Commitment of such Lender and (c) each New Term III Lender has agreed pursuant to the Ninth Amendment to make a term loan (a “New Term III Loan”) to the Borrower on the Ninth Amendment Effective Date in an amount not to exceed the amount of the New Term III Commitment of such Lender. The Term Loans, New Term Loans and New Term III Loans may from time to time be Term Benchmark Term Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.1B and 2.1C (each, solely with respect to the Term Loans), Sections 2.1D and 2.1E (each, solely with respect to the New Term Loans), Sections 2.1F and 2.1G (each, solely with respect to the New Term III Loans) and Section 2.6.~~

~~Section 2.1B Procedure for Term Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) in case of Term Benchmark Loans, three Business Days prior to the anticipated Amendment and Restatement Effective Date or (b) otherwise, one Business Day prior to the anticipated Amendment and Restatement Effective Date) requesting that the Term Lenders make the Term Loans on the Amendment and Restatement Effective Date and specifying the amount to be borrowed. The Term Loans made on the Amendment and Restatement Effective Date shall initially be ABR Loans or Term Benchmark Loans as specified by the Borrower in such notice. Upon receipt of such notice the Administrative Agent shall promptly notify each Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Amendment and Restatement Effective Date, each Term Lender shall make available to the Administrative Agent at the Administrative Agent’s office specified in Section 9.2 an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the Term Lenders in immediately available funds.~~

~~Section 2.1C Repayment of Term Loans. The Term Loan of each Lender shall mature in 20 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s Term Percentage multiplied by the amount set forth below opposite such installment:~~

~~Installment~~	~~Principal Amount~~
~~December 31, 2013~~ 	~~$~~	~~7,400,000~~
~~March 31, 2014~~	~~$~~	~~7,400,000~~
~~June 30, 2014~~	~~$~~	~~7,400,000~~
~~September 30, 2014~~	~~$~~	~~7,400,000~~
~~December 31, 2014~~	~~$~~	~~7,400,000~~
~~March 31, 2015~~	~~$~~	~~7,400,000~~
~~June 30, 2015~~	~~$~~	~~7,400,000~~
~~September 30, 2015~~	~~$~~	~~7,400,000~~
~~December 31, 2015~~	~~$~~	~~7,400,000~~
~~March 31, 2016~~	~~$~~	~~7,400,000~~
~~June 30, 2016~~	~~$~~	~~7,400,000~~
~~September 30, 2016~~	~~$~~	~~7,400,000~~
~~December 31, 2016~~	~~$~~	~~7,400,000~~
~~March 31, 2017~~	~~$~~	~~7,400,000~~
~~June 30, 2017~~	~~$~~	~~7,400,000~~
~~September 30, 2017~~	~~$~~	~~7,400,000~~
~~December 31, 2017~~	~~$~~	~~7,400,000~~
~~March 31, 2018~~	~~$~~	~~7,400,000~~
~~June 30, 2018~~	~~$~~	~~7,400,000~~
~~2018 Extended Termination Date~~		~~Aggregate principal amount of Term Loans outstanding~~

~~Section 2.1D Procedure for New Term Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) in case of Term Benchmark Loans, three Business Days prior to the anticipated Eighth Amendment Effective Date or (b) otherwise, one Business Day prior to the anticipated Eighth Amendment Effective Date) requesting that the New Term Lenders make the New Term Loans on the Eighth Amendment Effective Date and specifying the amount to be borrowed. The New Term Loans made on the Eighth Amendment Effective Date shall initially be ABR Loans or Term Benchmark Loans as specified by the Borrower in such notice. Upon receipt of such notice the Administrative Agent shall promptly notify each New Term Lender thereof. Not later than 12:00 Noon, New York City time, on the Eighth Amendment Effective Date, each New Term Lender shall make available to the Administrative Agent at the Administrative Agent’s office specified in Section 9.2 an amount in immediately available funds equal to the New Term Loan or New Term Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the New Term Lenders in immediately available funds.~~

~~Section 2.1E Repayment of New Term Loans. The New Term Loan of each Lender shall mature in 20 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s New Term Percentage multiplied by the amount set forth below opposite such installment:~~

~~Installment~~	~~Principal Amount~~
~~September 30, 2015~~	~~$~~	~~10,000,000~~
~~December 31, 2015~~	~~$~~	~~10,000,000~~
~~March 31, 2016~~	~~$~~	~~10,000,000~~
~~June 30, 2016~~	~~$~~	~~10,000,000~~
~~September 30, 2016~~	~~$~~	~~10,000,000~~
~~December 31, 2016~~	~~$~~	~~10,000,000~~
~~March 31, 2017~~	~~$~~	~~10,000,000~~
~~June 30, 2017~~	~~$~~	~~10,000,000~~
~~September 30, 2017~~	~~$~~	~~10,000,000~~
~~December 31, 2017~~	~~$~~	~~10,000,000~~
~~March 31, 2018~~	~~$~~	~~10,000,000~~
~~June 30, 2018~~	~~$~~	~~10,000,000~~
~~September 30, 2018~~	~~$~~	~~10,000,000~~
~~December 31, 2018~~	~~$~~	~~10,000,000~~
~~March 31, 2019~~	~~$~~	~~10,000,000~~
~~June 30, 2019~~	~~$~~	~~10,000,000~~
~~September 30, 2019~~	~~$~~	~~10,000,000~~
~~December 31, 2019~~	~~$~~	~~10,000,000~~
~~March 31, 2020~~	~~$~~	~~10,000,000~~
~~2020 Extended Termination Date~~		~~Aggregate principal amount of New Term Loans outstanding~~

~~Section 2.1F Procedure for New Term III Loan Borrowings. The Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, (a) in case of Term Benchmark Loans, three Business Days prior to the anticipated Ninth Amendment Effective Date or (b) otherwise, one Business Day prior to the anticipated Ninth Amendment Effective Date) requesting that the New Term III Lenders make the New Term III Loans on the Ninth Amendment Effective Date and specifying the amount to be borrowed. The New Term III Loans made on the Ninth Amendment Effective Date shall initially be ABR Loans or Term Benchmark Loans as specified by the Borrower in such notice. Upon receipt of such notice the Administrative Agent shall promptly notify each New Term III Lender thereof. Not later than 12:00 Noon, New York City time, on the Ninth Amendment Effective Date, each New Term III Lender shall make available to the Administrative Agent at the Administrative Agent’s office specified in Section 9.2 an amount in immediately available funds equal to the New Term III Loan or New Term III Loans to be made by such Lender. The Administrative Agent shall credit the account of the Borrower on the books of such office of the Administrative Agent with the aggregate of the amounts made available to the Administrative Agent by the New Term III Lenders in immediately available funds.~~

~~Section 2.1G Repayment of New Term III Loans. The New Term III Loan of each Lender shall mature in 16 consecutive quarterly installments, each of which shall be in an amount equal to such Lender’s New Term III Percentage multiplied by the amount set forth below opposite such installment:~~

~~Installment~~	~~Principal Amount~~
~~December 31, 2016~~	~~$~~	~~15,000,000~~
~~March 31, 2017~~	~~$~~	~~15,000,000~~
~~June 30, 2017~~	~~$~~	~~15,000,000~~
~~September 30, 2017~~	~~$~~	~~15,000,000~~
~~December 31, 2017~~	~~$~~	~~15,000,000~~
~~March 31, 2018~~	~~$~~	~~15,000,000~~
~~June 30, 2018~~	~~$~~	~~15,000,000~~
~~September 30, 2018~~	~~$~~	~~15,000,000~~
~~December 31, 2018~~	~~$~~	~~15,000,000~~
~~March 31, 2019~~	~~$~~	~~15,000,000~~
~~June 30, 2019~~	~~$~~	~~15,000,000~~
~~September 30, 2019~~	~~$~~	~~15,000,000~~
~~December 31, 2019~~	~~$~~	~~15,000,000~~
~~March 31, 2020~~	~~$~~	~~15,000,000~~
~~June 30, 2020~~	~~$~~	~~15,000,000~~
~~New Term III Termination Date~~		~~Aggregate principal amount of New Term III Loans outstanding~~

Section 2.1. Revolving Credit Commitments.

(a) [reserved]

(b) Subject to the terms and conditions hereof, each Five-Year Lender severally agrees to make revolving credit loans (“Five-Year Loans”) to the Borrower from time to time during the Five-Year Commitment Period in an aggregate principal amount at any one time outstanding which, when added to such Lender’s (x) Five-Year Commitment Percentage of the L/C Obligations and (y) Swingline Exposure, in each case, then outstanding, does not exceed the amount of such Lender’s Five-Year Commitment. During the Five-Year Commitment Period, the Borrower may use the Five-Year Commitments by borrowing, prepaying the Five-Year Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. Notwithstanding anything to the contrary contained in this Agreement, in no event (after giving effect to the use of proceeds of any Borrowing) shall (i) the amount of any Lender’s Five-Year Commitment Percentage multiplied by the amount of a Borrowing of Five-Year Loans exceed such Lender’s Five-Year Available Commitment at the time of such Borrowing or (ii) the aggregate amount of Five-Year Extensions of Credit and Five-Year Competitive Loans at any one time outstanding exceed the aggregate Five-Year Commitments then in effect of all Lenders.

(c) The Five-Year Loans may from time to time be (i) Term Benchmark Loans, (ii) ABR Loans or (iii) a combination thereof, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.6; provided that no Five-Year Loan shall be made as a Term Benchmark Loan after the day that is one month prior to the ~~2024 Extended~~Five-Year Termination Date.

(d) The Borrower (upon receipt of requisite authorization from its Board of Directors) and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall (x) make available to the Borrower an additional credit facility (the “Incremental Facility” and any loans thereunder, the “Incremental Loans”), which credit facility shall take the form of (i) a revolving credit facility which matures on or after the ~~2024 Extended~~Five-Year Termination Date or (ii) term loans (“Incremental Term Loans”) which mature on or after the ~~2024 Extended~~Five-Year Termination Date and/or (y) increase the amount of their Five-Year Commitment, or (in the case of a New Lender) make available a Five-Year Commitment which matures on the ~~2024 Extended~~Five-Year Termination Date, in either such case by executing and delivering to the Administrative Agent an Incremental Facility Activation Notice specifying (i) the aggregate principal amount of such increase and the Facility or Facilities involved, (ii) the Incremental Facility Closing Date and (iii) in the case of an Incremental Facility, the applicable Incremental Facility Maturity Date. Notwithstanding the foregoing, (I) the sum of the aggregate principal amount of Incremental Facility Commitments and any increase in the Five-Year Commitments after the ~~Twelfth~~Fifteenth Amendment Effective Date shall not exceed $500,000,000 in the aggregate, (II) no increase pursuant to this paragraph may be obtained after the occurrence and during the continuation of a Default or Event of Default or if a Default or Event of Default would result therefrom, (III) any increase effected pursuant to this paragraph shall be in a minimum amount of at least $~~10,000,000, (IV) the weighted average life to maturity of any new term loan~~5,000,000 or a multiple of $500,000 in excess thereof, (IV) each Incremental Facility shall ~~be equal to or greater than the weighted average life to maturity of the New Term III Loans,~~ rank pari passu with the Five-Year Facility in right of payment and security, (V) other than ~~amortization,~~ pricing, fees ~~and maturity date~~, customary amortization and mandatory prepayments or as otherwise provided herein, each Incremental Facility (x) shall ~~rank pari passu with the Term Facility, the New Term Facility, the New Term III Facility and the Five-Year Facility, as applicable, in right of payment and security, (y) shall~~ have the same terms as the ~~Term Facility (or (I) if the Term Facility shall have been terminated, the New Term Facility or (II) if the Term Facility and the New Term Facility shall have been terminated, the New Term III Facility) or the~~ Five-Year Facility~~, as applicable,~~ or such terms as are reasonably satisfactory to the Administrative Agent and the Borrower, and (~~z~~y) except as set forth above, shall be treated substantially the same as the ~~existing Term Facility (or (I) if the Term Facility shall have been terminated, the New Term Facility or (II) if the Term Facility and the New Term Facility shall have been terminated, the New Term III Facility) or the~~ Five-Year Facility, as applicable (~~in each case,~~ including with respect to applicable mandatory and voluntary prepayments) and (VI) any Incremental Facility and/or increase in Five-Year Commitments shall be effected pursuant to documentation and procedures reasonably acceptable to the Administrative Agent (including, if applicable, procedures to ensure that outstandings are held ratably by the applicable Lenders). No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion.

(e) Any additional bank, financial institution or other entity which, with the consent of the Borrower and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.1(d) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit D-1 hereto, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

Section 2.2. Procedure for Revolving Credit Borrowing. The Borrower may borrow Five-Year Loans under the Commitments on any Business Day; provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Five-Year Loans are to be Term Benchmark Loans, or (b) on the requested Borrowing Date, otherwise (other than in the case of Swingline Loans)), specifying (i) the Facility under which the Borrowing is to be made, (ii) the amount to be borrowed, (iii) the requested Borrowing Date, (iv) whether the Borrowing is to be of Term Benchmark Loans, ABR Loans or a combination thereof and (v) if the Borrowing is to be entirely or partly of Term Benchmark Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each Borrowing under the Commitments shall be in an amount equal to $~~10,000,000~~5,000,000 or a multiple of $~~1,000,000~~500,000 in excess thereof. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each relevant Lender thereof. Each relevant Lender will make the amount of its pro rata share of each

Borrowing available to the Administrative Agent for the account of the Borrower at the office of the Administrative Agent specified in Section 9.2 prior to 2:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent; provided that Swingline Loans shall be made as provided in Section 2.22. Such Borrowing will then immediately be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

Section 2.3. Competitive Borrowings.

(a) The Competitive Bid Option. In addition to the Five-Year Loans that may be made available pursuant to Section 2.1, the Borrower may, as set forth in this Section 2.3, request the Lenders to make offers to make Competitive Loans to the Borrower. The Lenders may, but shall have no obligation to, make such offers, and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.3.

(b) Competitive Bid Request. When the Borrower wishes to request offers to make Competitive Loans under this Section 2.3, it shall transmit to the Administrative Agent a Competitive Bid Request to be received no later than ~~12:00 Noon~~(x) 11:00 A.M. (New York City time) on ~~(x)~~ the fourth Business Day prior to the Borrowing Date proposed therein, in the case of a Borrowing of Term Benchmark Competitive Loans or (y) 10:00 A.M. (New York City time) on the Business Day immediately preceding the Borrowing Date proposed therein, in the case of a Fixed Rate Borrowing, specifying:

(i) the Facility under which the Borrowing is to be made,

(ii) the proposed Borrowing Date,

(iii) the aggregate principal amount of such Borrowing, which shall be $10,000,000 or a multiple of $1,000,000 in excess thereof,

(iv) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period contained in Section 1.1, and

(v) whether the Borrowing then being requested is to be of Term Benchmark Competitive Loans or Fixed Rate Loans.

A Competitive Bid Request that does not conform substantially to the format of Exhibit C-1 may be rejected by the Administrative Agent in its sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection. The Borrower may request offers to make Competitive Loans for more than one Interest Period in a single Competitive Bid Request. No Competitive Bid Request shall be given within three Business Days of any other Competitive Bid Request pursuant to which the Borrower has made a Competitive Borrowing.

(c) Invitation for Competitive Bids. Promptly after its receipt of a Competitive Bid Request (but, in any event, no later than 3:00 P.M., New York City time, on the date of such receipt) conforming to the requirements of paragraph (b) above, the Administrative Agent shall send to each of the relevant Lenders an Invitation for Competitive Bids which shall constitute an invitation by the Borrower to each such Lender to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

(d) Submission and Contents of Competitive Bids.

(i) Each Lender to which an Invitation for Competitive Bids is sent may submit a Competitive Bid containing an offer or offers to make Competitive Loans in response to such Invitation for Competitive Bids. Each Competitive Bid must comply with the requirements of this paragraph (d) and must be submitted to the Administrative Agent at its offices specified in Section 9.2 not later than (x) 9:30 A.M. (New York City time) on the third Business Day prior to the proposed Borrowing Date, in the case of a Borrowing of Term Benchmark Competitive Loans or (y) 9:30 A.M. (New York City time) on the date of the proposed Borrowing, in the case of a Fixed Rate Borrowing; provided that any Competitive Bids submitted by the Administrative Agent in the capacity of a Lender may only be submitted if the Administrative Agent notifies the Borrower of the terms of the offer or offers contained therein not later than fifteen minutes prior to the deadline for the other Lenders. A Competitive Bid submitted by a Lender pursuant to this paragraph (d) shall be irrevocable.

(ii) Each Competitive Bid shall be in substantially the form of Exhibit C-3 and shall specify:

(A) the date of the proposed Borrowing and the Facility under which it is to be made,

(B) the principal amount of the Competitive Loan for which each such offer is being made, which principal amount (w) may be greater than, equal to or less than the Commitment of the quoting Lender, (x) must be in a minimum principal amount of $5,000,000 or a multiple of $1,000,000 in excess thereof, (y) may not exceed the principal amount of Competitive Loans for which offers were requested and (z) may be subject to a limitation as to the maximum aggregate principal amount of Competitive Loans for which offers being made by such quoting Lender may be accepted,

(C) in the case of a Borrowing of Term Benchmark Competitive Loans, the Margin offered for each such Competitive Loan, expressed as a percentage (specified in increments of 1/10,000th of 1%) to be added to or subtracted from such base rate,

(D) in the case of a Fixed Rate Borrowing, the rate of interest per annum (specified in increments of 1/10,000th of 1%) offered for each such Competitive Loan, and

(E) the identity of the quoting Lender.

A Competitive Bid may set forth up to five separate offers by the quoting Lender with respect to each Interest Period specified in the related Invitation for Competitive Bids. Any Competitive Bid shall be disregarded by the Administrative Agent if the Administrative Agent determines that it: (A) is not substantially in the form of Exhibit C-3 or does not specify all of the information required by Section 2.3(d)(ii); (B) contains qualifying, conditional or similar language (except for a limitation on the maximum principal amount which may be accepted); (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bids or (D) arrives after the time set forth in Section 2.3(d)(i).

(e) Notice to the Borrower. The Administrative Agent shall promptly ~~(and, in any event, by 10:00 A.M., New York City time)~~ notify the Borrower, by telecopy or electronic mail, of all the Competitive Bids made (including all disregarded bids), the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Administrative Agent shall send a copy of all Competitive Bids (including all disregarded bids) to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

(f) Acceptance and Notice by the Borrower. The Borrower may in its sole discretion, subject only to the provisions of this paragraph (f), accept or reject any Competitive Bid (other than any disregarded bid) referred to in paragraph (e) above. The Borrower shall notify the Administrative Agent by telephone, confirmed immediately thereafter by telecopy or electronic mail in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it wishes to accept any or all of the bids referred to in paragraph (e) above not later than (x) ~~11:00 A.M~~10:30 A.M. (New York City time) on the third Business Day prior to the proposed Borrowing Date, in the case of a Competitive Term Benchmark Borrowing or (y) ~~11:00 A.M~~10:30 A.M. (New York City time) on the proposed Borrowing Date, in the case of a Fixed Rate Borrowing; provided that:

(i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (e) above,

(ii) the aggregate principal amount of the Competitive Bids accepted by the Borrower may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Five-Year Commitments of all Five-Year Lenders or the aggregate Incremental Facility Commitments of all Incremental Facility Lenders, as applicable, then in effect over the aggregate principal amount of all Five-Year Loans or Incremental Loans, as applicable, outstanding immediately prior to the making of such Competitive Loans,

(iii) if made under the Five-Year Facility, the aggregate principal amount of the Competitive Bids accepted by the Borrower may not exceed the lesser of (A) the principal amount set forth in the related Competitive Bid Request and (B) the excess, if any, of the aggregate Five-Year Commitments of all Five-Year Lenders then in effect over the aggregate principal amount of all Five-Year Extensions of Credit outstanding immediately prior to the making of such Competitive Loans, and

(iv) The Borrower may not accept any Competitive Bid that is disregarded by the Administrative Agent pursuant to 2.3(d)(ii) or that otherwise fails to comply with the requirements of this Agreement.

A notice given by the Borrower pursuant to this paragraph (f) shall be irrevocable.

(g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Rates for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Competitive Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in integral multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers.

(h) Notification of Acceptance. The Administrative Agent shall promptly (and, in any event, by 11:30 A.M., New York City time) notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate), and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

Section 2.4. Termination or Reduction of Five-Year Commitments. The Borrower shall have the right, upon not less than two Business Days’ notice to the Administrative Agent, to terminate the Five-Year Commitments when no Five-Year Loans, Swingline Loans or Letters of Credit are then outstanding or, from time to time, to reduce the unutilized portion of the Five-Year Commitments. Any such reduction pursuant to this Section 2.4 shall be in an amount equal to $~~10,000,000~~5,000,000 or a multiple of $~~1,000~~500,000 in excess thereof and shall reduce permanently the Five-Year Commitments then in effect, and the fees payable pursuant to Section 2.10 shall then reflect the reduced Five-Year Commitments.

Section 2.5. Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon irrevocable notice delivered to the Administrative Agent (and, in the case of prepayment of Swingline Loans, the Swingline Lender), prior to 12:00 P.M., New York City time, (a) at least three Business Days prior thereto in the case of Term Benchmark Loans ~~and~~, (b) at least one Business Day prior thereto in the case of ABR Loans (other than Swingline Loans) and (c) on the date of prepayment in the case of Swingline Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of Term Benchmark Loans or ABR Loans; provided, that if a Term Benchmark Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.16. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest and fees to such date on the amount prepaid. Partial prepayments shall be in an aggregate principal amount of $~~10,000,000~~5,000,000 or a multiple of $~~1,000,000~~500,000 in excess thereof (or, solely in the case of Swingline Loans, $1,000,000 or a multiple of $500,000 in excess thereof). Notwithstanding anything to the contrary contained herein, the Borrower shall not prepay the Competitive Loans except pursuant to Article VII, with the consent of the Lender which has made such Competitive Loan or as provided in the related Competitive Bid Request.

Section 2.6. Conversion and Continuation Options.

(a) The Borrower may elect from time to time to convert Term Benchmark Revolving Credit Loans and Term Benchmark Term Loans to ABR Loans by giving the Administrative Agent at least one Business Day’s prior irrevocable notice of such election; provided that any such conversion of Term Benchmark Revolving Credit Loans or Term Benchmark Term Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Term Benchmark Revolving Credit Loans or Term Benchmark Term Loans, as applicable, by giving the Administrative Agent at least three Business Days’ prior irrevocable notice of such election. Any such notice of conversion to Term Benchmark Revolving Credit Loans or Term Benchmark Term Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. All or any part of outstanding Term Benchmark Revolving Credit Loans, Term Benchmark Term Loans and ABR Loans may be converted as provided herein; provided that (i) no Loan may be converted into a Term Benchmark Revolving Credit Loan or Term Benchmark Term Loan when any Event of Default has occurred and is continuing, (ii) no Five-Year Loan may be converted into a Term Benchmark Revolving Credit Loan after the date that is one month prior to the ~~2024 Extended Termination Date, (iii) no Term Loan or New Term Loan may be converted into a Term Benchmark Term Loan after the date that is one month prior to the 2020 Extended~~Five-Year Termination Date and (~~iv~~iii) no ~~New Term III~~Incremental Loan may be converted into a Term Benchmark Term Loan after the date that is one month prior to the ~~New Term III Termination~~applicable Incremental Facility Maturity Date.

(b) Any Term Benchmark Revolving Credit Loans and Term Benchmark Term Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans; provided that no Term Benchmark Revolving Credit Loan or Term Benchmark Term Loan

may be continued as such (i) when any Event of Default has occurred and is continuing or (ii) after the date that is one month prior to (A) the ~~2018 Extended Termination~~applicable Incremental Facility Maturity Date, in the case of ~~Term Loans, (B) the 2020 Extended Termination Date, in the case of New Term Loans, (C) the New Term III Termination Date, in the case of New Term III Loans or (D) the 2024 Extended~~Incremental Loans or (B) the Five-Year Termination Date, in the case of Five-Year Loans; and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Term Benchmark Revolving Credit Loans or Term Benchmark Term Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

(c) This Section shall not apply to Swingline Loans, which may not be converted or continued.

Section 2.7. Minimum Amounts of Term Benchmark Borrowings. All borrowings, conversions and continuations of Five-Year Loans~~, Term Loans, New Term Loans and New Term III~~ and Incremental Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Five-Year Loans~~, Term Loans, New Term Loans or New Term III~~ or Incremental Loans, as applicable, comprising each Term Benchmark Borrowing shall be equal to $~~10,000,000~~5,000,000 or a multiple of $~~1,000,000~~500,000 in excess thereof and so that there shall not be more than 20 Term Benchmark Borrowings outstanding at any one time.

Section 2.8. Repayment of Loans; Evidence of Debt.

(a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Five-Year Lender on the ~~2024 Extended~~Five-Year Termination Date (or such earlier date as the Five-Year Loans become due and payable pursuant to Article VII), the unpaid principal amount of each Five-Year Loan made by such Five-Year Lender, , (ii) to ~~each Term Lender on the dates specified in Section 2.1C (or such earlier date as the Term Loans become due and payable pursuant to Article VII), the unpaid principal amount of each Term Loan specified in Section 2.1C made by such Lender, (iii) to each New Term Lender on the dates specified in Section 2.1E (or such earlier date as the New Term Loans become due and payable pursuant to Article VII), the unpaid principal amount of each New Term Loan specified in Section 2.1E made by such Lender, (iv) to each New Term III Lender on the dates specified in Section 2.1G (or such earlier date as the New Term III Loans become due and payable pursuant to Article VII), the unpaid principal amount of each New Term III Loan specified in Section 2.1G made by such Lender, (v) to~~the Administrative Agent for the account of each Incremental Facility Lender on the applicable Incremental Facility Maturity Date (or such earlier date as the Incremental Loans become due and payable pursuant to Article VII), the unpaid principal amount of each Incremental Loan made by such Incremental Facility Lender ~~and~~, (~~v~~iii) to the Administrative Agent for the account of each applicable Lender on the last day of the applicable Interest Period, the unpaid principal amount of each Competitive Loan made by any such Lender and (iv) to the Administrative Agent for the account of the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Five-Year Termination Date and the fifth Business Days after such Swingline Loan is made; provided that on each date that a Five-Year Loan is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Five-Year Loan shall be applied by the Administrative Agent to repay any Swingline Loans outstanding. The Borrower hereby further agrees to pay interest in immediately available funds at the office of the Administrative Agent on the unpaid principal amount of the Loans from time to time from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid to such lending office of such Lender from time to time under this Agreement.

(c) The Administrative Agent shall maintain the Register pursuant to Section 9.6(d), and a subaccount for each Lender, in which Register and subaccounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender’s share thereof.

(d) The entries made in the Register and accounts maintained pursuant to paragraphs (b) and (c) of this Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to the Borrower by such Lender in accordance with the terms of this Agreement.

Section 2.9. Interest Rates and Payment Dates.

(a) Each ABR Loan (including each Swingline Loan) shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest at a rate per annum equal to (i) in the case of each Term Benchmark Revolving Credit Loan and Term Benchmark Term Loan, the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin and (ii) in the case of each Term Benchmark Competitive Loan, the Adjusted Term SOFR Rate for the Interest Period in effect for such Borrowing plus (or minus, as the case may be) the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.3.

(c) Each Fixed Rate Loan shall bear interest at a rate per annum equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.3.

(d) Interest shall be payable in arrears on each Interest Payment Date; provided that interest accruing pursuant to paragraph (e) of this Section 2.9 shall be payable from time to time on demand.

(e) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.9 plus 1% or (y) in the case of Reimbursement Obligations, the rate applicable to ABR Loans plus 1% and (ii) to the extent permitted under applicable law, if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to ABR Loans plus 1%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

Section 2.10. Fees.

(a) The Borrower agrees to pay to the Administrative Agent, for the account of the relevant Lenders, such fees as have been agreed by the Borrower and the Administrative Agent immediately prior to the ~~Twelfth~~Fifteenth Amendment Effective Date. The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein.

(b) On the ~~first Business~~fifteenth (15th) ~~D~~day following the last day of each March, June, September and December and on the ~~2024 Extended~~Five-Year Termination Date (or, if earlier, on the date upon which both the Five-Year Commitments are terminated and the Five-Year Loans are paid in full), the Borrower shall pay to the Administrative Agent, for the ratable account of the Five-Year Lenders, as applicable, a commitment fee for the period from and including the Fifteenth Amendment ~~and Restatement~~ Effective Date to the last day of Five-Year Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the aggregate undrawn Five-Year Commitments of such Lenders during the period for which payment is made, payable on the ~~first Business~~fifteenth (15th) ~~D~~day following the last day of each fiscal quarter of the Borrower and on the ~~2024 Extended~~Five-Year Termination Date (or, if earlier, on the date upon which both the Five-Year Commitments are terminated and the Five-Year Loans are paid in full), commencing on the first such date to occur after the Fifteenth Amendment ~~and Restatement~~ Effective Date.

Section 2.11. Computation of Interest and Fees.

(a) Interest payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans and Competitive Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. Fees payable pursuant hereto shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of a Term SOFR Rate. Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.11(a).

Section 2.12. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.12, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or

Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new conversion or continuation request or borrowing request, as applicable, in accordance with the terms of this Agreement, any conversion or continuation request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any borrowing request that requests a Term Benchmark Borrowing shall instead be deemed to be a conversion or continuation request or borrowing request, as applicable, for (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR also is the subject of Section 2.12(a)(i) or (ii) above; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.12(a) with respect to the Adjusted Term SOFR Rate or the Term SOFR Rate, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new conversion or continuation request or borrowing request, as applicable, in accordance with the terms of this Agreement, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.12(a)(i) or (ii) above or (y) an ABR Loan if the Adjusted Daily Simple SOFR also is the subject of Section 2.12(a)(i) or (ii) above, on such day.

(b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.12) , if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.12, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.12.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing or RFR Borrowing, as applicable, into a request for a Borrowing of or conversion to (A) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate or the Term SOFR Rate, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.12, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day.

Section 2.13. Pro Rata Treatment and Payments.

(a) Each borrowing of Five-Year Loans~~, Term Loans, New Term Loans and New Term III Loans~~ from the Lenders hereunder, each payment by the Borrower on account of any fee hereunder and, subject to the last sentence of Section 2.4, any reduction of the Five-Year Commitments of the Lenders shall be made pro rata according to the Five-Year Commitment Percentages~~, Term Percentage, New Term Percentage or New Term III Percentage, as the case may be,~~ of the relevant Lenders. Subject to the last sentence of Section 2.4, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Five-Year Loans shall be made pro rata according to the respective outstanding principal amounts of the Five-Year Loans then held by the Five-Year Lenders. Each borrowing of Five-Year Loans from the Lenders hereunder, each payment by the Borrower on account of any fee hereunder and, subject to the last sentence of Section 2.4, any reduction of the Five-Year Loans of the Lenders shall be made pro rata according to the Five-Year Commitment Percentages of the relevant Lenders. Each payment by the Borrower on account of principal of and interest on any Borrowing of Competitive Loans shall be made pro rata among the Lenders participating in such Borrowing according to the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. ~~Each payment (including each prepayment) by the Borrower on account of principal of and interest on the (i) Term Loans shall be made pro rata according to the respective outstanding principal amounts of the Term Loans then held by the Term Lenders, (ii) New Term Loans shall be made pro rata according to the respective outstanding principal amounts of the New Term Loans then held by the New Term Lenders and (iii) New Term III Loans shall be made pro rata according to the respective outstanding principal amounts of the New Term III Loans then held by the New Term III Lenders. The amount of each principal prepayment of the (x) Term Loans shall be applied to reduce the then remaining installments of the Term Loans on a pro rata basis, (y) New Term Loans shall be applied to reduce the then remaining installments of the New Term Loans on a pro rata basis and (z) New Term III Loans shall be applied to reduce the then remaining installments of the New Term III Loans on a pro rata basis. Amounts prepaid on account of Term Loans, New Term Loans and New Term III Loans may not be reborrowed~~.~~.~~

(b) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff, recoupment or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the relevant Lenders, at the Administrative Agent’s office specified in Section 9.2, in Dollars and in immediately available funds. Notwithstanding the foregoing, the failure by the Borrower to make a payment (or prepayment) prior to 12:00 Noon on the due date thereof shall not constitute a Default or Event of Default if such payment is made on such due date; provided, however, that any payment (or prepayment) made after such time on such due date shall be deemed made on the next Business Day for the purposes of interest and reimbursement calculations. The Administrative Agent shall distribute such payments to the relevant Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Term Benchmark Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Term Benchmark Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

(c) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average NYFRB Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans under the relevant Facility, on demand, from the Borrower. Nothing herein shall be deemed to limit the rights of the Borrower against any Lender who fails to make its share of such borrowing available.

(d) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment being made hereunder that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the relevant Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days of such required date, the Administrative Agent shall be entitled to recover, on demand, from each relevant Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower.

Section 2.14. Requirements of Law.

(a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the initial date hereof:

(i) shall subject any Lender or any Issuing Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Term Benchmark Loan made by it, or change the basis of taxation of payments to such Lender or Issuing Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender or Issuing Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge, or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Term SOFR Rate or Adjusted Term SOFR Rate hereunder; or

(iii) shall impose on such Lender any other condition affecting Term Benchmark Loans;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount that such Lender deems to be material, of making, converting into, continuing or maintaining Term Benchmark Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. The Borrower shall not be liable in respect of any such increased costs to, or reduced amount of any sum received or receivable by, any Lender pursuant to this Section 2.14(a) with respect to any interest, fees or other amounts accrued by such Lender more than 15 days prior to the date notice thereof is given to the Borrower pursuant to this Section 2.14(a).

(b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the initial date hereof shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital or liquidity requirements) by an amount deemed by such Lender to be material, then from time to time, within 15 days after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided that the Borrower shall not be required to compensate a Lender pursuant to this paragraph for any amounts incurred more than 30 days prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; and provided further that, if the circumstances giving rise to such claim have a retroactive effect, then such 30 day period shall be extended to include the period of such retroactive effect.

(c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented.

(d) A certificate, setting forth a reasonably detailed explanation as to the reason for any additional amounts payable pursuant to this Section 2.14, submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.15. Taxes.

(a) All payments made by or on behalf of any Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) or Other Taxes are required to be withheld from any amounts payable to the Administrative Agent, any Issuing Lender or any Lender (as determined in the good faith discretion of the applicable withholding agent),(i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) the amounts so payable by the applicable Loan Party to the Administrative Agent, the Issuing Lenders or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Issuing Lenders or such Lender (after payment of all Non-Excluded Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the applicable Loan Party shall not be required to increase any such amounts payable to any Lender with respect to any Non-Excluded Taxes (i) that are attributable to such Lender’s failure to comply with the requirements of paragraph (d) of this Section, (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, to receive additional amounts from such Loan Party with respect to such Non-Excluded Taxes pursuant to this paragraph or (iii) any U.S. federal withholding taxes imposed under FATCA.

(b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Taxes are payable by the Borrower to a Governmental Authority pursuant to this Section 2.15, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof.

(d)

(i) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two properly completed and duly signed copies of U.S. Internal Revenue Service (“IRS”) Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax. Each Lender (or Transferee) that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) (i) two copies of IRS Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (together with any applicable underlying IRS forms), (ii) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a statement substantially in the form of Exhibit E and the applicable IRS Form W-8, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on payments under this Agreement, or (iii) any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or designates a new lending office (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower and the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this paragraph, a Non-U.S. Lender shall not be required to deliver any form pursuant to this paragraph that such Non-U.S. Lender is not legally able to deliver.

(ii) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (d)(ii), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(e) The Loan Parties shall jointly and severally indemnify the Administrative Agent, the Issuing Lenders, and any other Lender, within 10 days after demand therefor, for the full amount of any Non-Excluded Taxes or Other Taxes (including Non-Excluded Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Administrative Agent, Issuing Lender or other Lender, or required to be withheld or deducted from a payment to such Administrative Agent, Issuing Lender or other Lender and any reasonable expenses arising therefrom or with respect thereto, whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(f) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any taxes attributable to such Lender’s failure to comply with the provisions of Section 9.6(b) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (f).

(g) If the Administrative Agent, any Issuing Lender or any Lender receives a refund in respect of any amounts paid by the Borrower pursuant to this Section 2.15, which refund in the reasonable judgment of such Administrative Agent, Issuing Lender or such Lender is allocable to such payment, it shall pay the amount of such refund to the Borrower, net of all reasonable out-of-pocket expenses of the Administrative Agent, the Issuing Lenders or such Lender, provided however, that the Borrower, upon the request of such Lender, Issuing Lenders or the Administrative Agent, agrees to repay the amount paid over to the Borrower to the Administrative Agent, the Issuing Lenders or such Lender in the event such Administrative Agent, Issuing Lender or the Lender is required to repay such refund. Nothing contained herein shall interfere with the right of the Administrative Agent or any Lender to arrange its tax affairs in whatever manner it deems fit nor oblige the Administrative Agent, any Issuing Lender or any Lender to apply for any refund or to disclose any information relating to its affairs or any computations in respect thereof.

(h) The agreements in this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(i) For purposes of this Section 2.15, the term “applicable law” includes FATCA.

~~(j) Solely for purposes of determining withholding Taxes imposed under FATCA, from and after the Seventh Amendment Effective Date, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement (together with any Loans or other extensions of credit pursuant hereto) as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).~~

Section 2.16. Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense that such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Term Benchmark Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from Term Benchmark Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Term Benchmark Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the applicable interbank market. A certificate as to any amounts payable pursuant to this Section submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.17. Change of Lending Office. Each Lender and each Issuing Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 or 2.15(a) with respect to such Lender or Issuing Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event with the object of avoiding the consequences of such event; provided, that such designation is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section shall affect or postpone any of the obligations of the Borrower or the rights of any Lender or Issuing Lender pursuant to Section 2.14 or 2.15(a).

Section 2.18. Replacement of Lenders.

(a) The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.14 or Section 2.15(a), (b) defaults in its obligation to make Loans hereunder or (c) is a “Non-Consenting Lender” (as defined below in this Section 2.18); provided that all such replaced Lenders are replaced with a replacement financial institution and/or one or more increased Five-Year Commitments from one or more other Lenders; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) prior to any such replacement, such Lender shall have taken no action under Section 2.17 so as to eliminate the continued need for payment of amounts owing pursuant to

Section 2.14 or Section 2.15(a), (iii) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement, (iv) the Borrower shall be liable to such replaced Lender under Section 2.16 if any Term Benchmark Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (v) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (vii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.14 or Section 2.15(a), as the case may be, (viii) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender, and (ix) the replacement financial institution shall consent, at the time of such assignment, to each matter in respect of which such Non-Consenting Lenders refused to consent.

(b) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a departure or waiver of any provisions of the Loan Documents or to agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of all Lenders (including, for the avoidance of doubt, any consent, waiver or amendment which requires the agreement of all Lenders directly affected thereby) in accordance with the terms of Section 9.1 and (iii) the Required Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

Section 2.19. [Reserved].

Section 2.20. L/C Commitment.

(a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the L/C Participants set forth in Section 2.20(d), agrees to issue letters of credit (together with any Existing Letters of Credit, “Letters of Credit”) for the account of the Borrower on any Business Day during the Five-Year Commitment Period in such form as may be approved from time to time by the applicable Issuing Lender; provided that no Issuing Lender shall have an obligation to issue any Letter of Credit to the extent that, after giving effect to such issuance, (i) the L/C Obligations would exceed the aggregate L/C Commitments of all Issuing Lenders, (ii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by an Issuing Lender at such time plus (y) the unreimbursed portion of any payment made by such Issuing Lender under a Letter of Credit would exceed such Issuing Lender’s L/C Commitment or (iii) the aggregate amount of the Five-Year Available Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date that is five Business Days prior to the ~~2024 Extended~~Five-Year Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above). Unless otherwise specified, all references herein to the amount of a Letter of Credit at any time shall be deemed to mean the maximum face amount of such Letter of Credit after giving effect to all increases thereof contemplated by such Letter of Credit or the Application therefore, whether or not such maximum face amount is in effect at such time. No Issuing Lender shall have any obligation hereunder to issue commercial letters of credit.

(i) The Issuing Lenders shall not at any time be obligated to issue any Letter of Credit to the extent (a) that such issuance would conflict with, or cause any Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law, (b) any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over an Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Lender is not otherwise compensated hereunder) not in effect on the Amendment and Restatement Effective Date, or shall impose upon an Issuing Lender any unreimbursed loss, cost or expense which was not applicable on the Amendment and Restatement Effective Date and which such Issuing Lender in good faith deems material to it or (c) the issuance of such Letter of Credit would violate one or more policies of an Issuing Lender applicable to letters of credit generally.

(ii) [Reserved].

(b) Procedure for Issuance of Letters of Credit. The Borrower may from time to time request that an Issuing Lender issue a Letter of Credit by delivering to the Issuing Lender at its address for notices specified herein or otherwise on file with the Administrative Agent (with a copy to the Administrative Agent) an Application therefor, completed to the satisfaction of such Issuing Lender, and such other certificates, documents and other papers and information as such Issuing Lender may reasonably request. Unless the applicable Issuing Lender has received written notice from any Lender or the Administrative Agent at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit that the conditions precedent set forth in ~~Article IV~~Section 4.1 shall not then be satisfied, then, subject to the terms and conditions hereof, such Issuing Lender shall, on the requested date, issue a Letter of Credit or enter into the applicable amendment, as the case may be, in accordance with its customary procedures (but in no event shall the applicable Issuing Lender be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto). The applicable Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The applicable Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). A Letter of Credit shall be issued only to the extent (and upon issuance of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the L/C Obligations shall not exceed the aggregate L/C Commitments of all Issuing Lenders, (ii) (x) the aggregate undrawn amount of all outstanding Letters of Credit issued by an Issuing Lender at such time plus (y) the unreimbursed portion of any payment made by such Issuing Lender under a Letter of Credit shall not exceed such Issuing Lender’s L/C Commitment and (iii) the aggregate amount of the Five-Year Extensions of Credit shall not exceed the aggregate Five-Year Commitments. Such Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

(c) Fees and Other Charges. The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Term Benchmark Loans under the Five-Year Facility, shared ratably among the Five-Year Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. The Borrower will also pay a fronting fee on all outstanding Letters of Credit at a per annum rate separately agreed upon between the Borrower and each Issuing Lender. In addition to the foregoing fees, the Borrower shall pay or reimburse each Issuing Lender for such normal and customary costs and expenses as are incurred or charged by such Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit.

(d) L/C Participations.

(i) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce such Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from such Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Five-Year Commitment Percentage in such Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit for which an Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the applicable Issuing Lender upon demand an amount equal to such L/C Participant’s Five-Year Commitment Percentage of the amount of such draft, or any part thereof, that is not so reimbursed. Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the applicable Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in ~~Article IV~~Section 4.1, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(ii) If any amount required to be paid by any L/C Participant to an Issuing Lender pursuant to Section 2.20(d)(i) in respect of any unreimbursed portion of any payment made by such Issuing Lender under any Letter of Credit is paid to the applicable Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the applicable Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the daily average Federal Funds Effective Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the applicable Issuing Lender, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 2.20(d)(i) is not made available to the applicable Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, such Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans under the Five-Year Facility. A certificate of the applicable Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(iii) Whenever, at any time after an Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 2.20(d)(i), such Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the applicable Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by such Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the applicable Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

(e) Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the applicable Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment, not later than 12:00 Noon, New York City time, on (i) the Business Day that the Borrower receives notice of such draft, if such notice is received on such day prior to 11:00 A.M., New York City time, or (ii) if clause (i) above does not apply, the Business Day immediately following the day that the Borrower receives such notice. Each such payment shall be made to the applicable Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.9(a) and (y) thereafter, Section 2.9(e).

(f) Obligations Absolute. The Borrower’s obligations under this Section 2.20 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against an Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lenders that no Issuing Lender shall be responsible for, and the Borrower’s Reimbursement Obligations under Section 2.20(e) shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, payment by an Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s Obligations hereunder. No Issuing Lender shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Issuing Lender. The Borrower agrees that any action lawfully taken or omitted by the Issuing Lenders under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct, shall be binding on the Borrower and shall not result in any liability of the Issuing Lenders to the Borrower.

(g) Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the applicable Issuing Lender shall examine the drawing documents within the period stipulated by terms and conditions of such Letter of Credit (if any) and thereafter shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof. The responsibility of such Issuing Lender to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining, using reasonable care, that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are substantially in conformity with such Letter of Credit.

(h) Payments. Any payments and reimbursements due to the Issuing Lenders hereunder shall be remitted to the Administrative Agent which shall, in turn, remit such funds to the applicable Issuing Lender.

(i) Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 2.20, the provisions of this Section 2.20 shall apply.

(j) Letters of Credit Issued for Account of Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Subsidiary, or states that a Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable Issuing Lender (whether arising by contract, at law, in equity or otherwise) against such Subsidiary in respect of such Letter of Credit, the Borrower (i) shall reimburse, indemnify and compensate the applicable Issuing Lender hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such

Letter of Credit had been issued solely for the account of the Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Subsidiary in respect of such Letter of Credit. The Borrower hereby acknowledges that the issuance of such Letters of Credit for its Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives substantial benefits from the businesses of such Subsidiaries.

Section 2.21. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) if any L/C Obligations or Swingline Exposure exists at the time a Five-Year Lender becomes a Defaulting Lender then:

(i) all or any part of the L/C Obligations and Swingline Exposure of such Defaulting Lender (other than, in the case of a Defaulting Lender that is the Swingline Lender, the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders in accordance with their respective Five-Year Commitment Percentages but only to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Five-Year Extensions of Credit to exceed its Five-Year Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent, the Borrower shall (x) first, prepay such Swingline Exposure and (y) second, cash collateralize such Defaulting Lender’s Five-Year Commitment Percentage of the L/C Obligations (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures satisfactory to the Administrative Agent for so long as such L/C Obligations are outstanding; ~~and~~

(b) so long as any Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Lenders shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by cash collateral provided by the Borrower~~.~~; and

(c) the Commitment of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.1); provided that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby.

If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or any Issuing Lender has a good faith belief that any applicable Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and no Issuing Lender shall be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Lenders, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or such Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder.

Section 2.22. Swingline Loans.

(a) Subject to the terms and conditions set forth herein, from time to time during the Five-Year Commitment Period, the Swingline Lender may, but shall have no obligation to, make Swingline Loans denominated in Dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans made by the Swingline Lender exceeding the Swingline Commitment or (ii) any Five-Year Lender’s Five-Year Extensions of Credit exceeding its Five-Year Commitment; provided that a Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans. Each Swingline Loan shall be (x) an ABR Loan and (y) equal to $1,000,000 or a multiple of $500,000 in excess thereof.

(b) To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent by telecopy or electronic mail not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. Subject to the Section 2.22(a), the Swingline Lender shall make the requested Swingline Loan available to the Borrower by means of a credit to an account of the Borrower with the Administrative Agent designated for such purpose by 4:00 p.m., New York City time, on the requested date of such Swingline Loan.

(c) The Swingline Lender may by written notice given to the Administrative Agent require the Five-Year Lenders to acquire participations in all or a portion of its Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which the Five-Year Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Five-Year Lender, specifying in such notice such Five-Year Lender’s Five-Year Commitment Percentage of such Swingline Loans. Each Five-Year Lender hereby absolutely and unconditionally agrees, promptly upon receipt of such notice from the Administrative Agent (and in any event, if such notice is received by 12:00 noon, New York City time, on a Business Day no later than 5:00 p.m. New York City time on such Business Day and if received after 12:00 noon, New York City time, on a Business Day shall mean no later than 10:00 a.m. New York City time on the immediately succeeding Business Day), to pay to the Administrative Agent, for the account of the Swingline Lender, such Five-Year Lender’s Five-Year Commitment Percentage of such Swingline Loans. Each Five-Year Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Five-Year Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Five-Year Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.2 with respect to Loans made by such Five-Year Lender, and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Five-Year Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Five-Year Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d) The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender. The Administrative Agent shall notify the Five-Year Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.9(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.

(e) Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as a Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Five-Year Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.22(d) above.

ARTICLE III

Representations and Warranties

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue and/or participate in Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that:

Section 3.1. Organization; Powers. The Borrower and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Except where the failure to do so, individually or in the aggregate, would result in a Material Adverse Effect, the Borrower and each of its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in all states in which it owns substantial properties or in which it conducts a substantial business and its activities make such qualifications necessary.

Section 3.2. Financial Condition; No Material Adverse Effect. On or as of the ~~Twelfth~~Fifteenth Amendment Effective Date, the Borrower has furnished to each of the Lenders copies of either its Annual Report for ~~2018~~2022 or a report on Form 8-K, containing in either case, copies of its consolidated balance sheet as of December 31, ~~2018~~2022 and the related statements of consolidated income and changes in shareholders’ equity and cash flows for ~~2018~~2022 , all reported on by ~~Ernst & Young~~PricewaterhouseCoopers LLP, independent public accountants. The financial statements contained in such Annual Report or report on Form 8-K (including the related notes) fairly present the Borrower’s consolidated financial condition as of their respective dates and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods then ended, and have been prepared in accordance with GAAP. The Borrower and its Subsidiaries had no Material liabilities as of December 31, ~~2018~~2022 not reflected in the consolidated balance sheet as of December 31, ~~2018~~2022 or the related notes as of said date, and from that date to the ~~Twelfth~~Fifteenth Amendment Effective Date there has been no Material change in the business or financial condition of the Borrower and its Subsidiaries taken as a whole which has not been publicly disclosed.

Section 3.3. Properties. As of the ~~Twelfth~~Fifteenth Amendment Effective Date, the Borrower and its Subsidiaries owned absolutely, free and clear of all Liens, all of the real or personal property reflected in the consolidated balance sheet dated as of December 31, ~~2018~~2022 referred to in Section 3.2 and all other property acquired by them, respectively after December 31, ~~2018~~2022 except such property as has been disposed of in the ordinary course of business, and except for (i) easements, restrictions, exceptions, reservations or defects which, in the aggregate, do not materially interfere with the continued use of such property or materially affect the value thereof to the Borrower or its Subsidiaries, (ii) Liens, if any, for current taxes not delinquent, and (iii) Liens reflected on such consolidated balance sheet or not otherwise prohibited by Section 6.1. As of the ~~Twelfth~~Fifteenth Amendment Effective Date, the Borrower and its Subsidiaries enjoy peaceful and undisturbed possession of their properties which are held under lease and all such leases are in good standing and valid and binding obligations of the lessors in full force and effect, except for exceptions, reservations or defects which in the aggregate do not materially interfere with the continued use of such property or materially affect the value thereof to the Borrower or its Subsidiaries.

Section 3.4. Litigation. There are no actions, suits, or proceedings pending or, to the Borrower’s knowledge, threatened against or affecting it or any Subsidiary in or before any court or foreign or domestic governmental instrumentality, and neither the Borrower nor any Subsidiary is in default in respect of any order of any such court or instrumentality which, in the Borrower’s opinion, are Material.

Section 3.5. No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will conflict with or result in a breach of any of the provisions of the Borrower’s restated certificate of incorporation, as amended, or by-laws, as amended, or any law or regulation, or any order of any court or governmental instrumentality, or any agreement or instrument by which the Borrower is bound, or constitute a default thereunder, or result in the imposition of any Lien not permitted under this Agreement upon any of the Borrower’s property.

Section 3.6. Taxes. To the best of the Borrower’s knowledge, the Borrower and its Subsidiaries have filed all tax returns which are required to be filed by any jurisdiction, and have paid all taxes which have become due pursuant to said returns or pursuant to any assessments against it or its Subsidiaries, except to the extent only that such taxes are not material or are being contested in good faith by appropriate proceedings.

Section 3.7. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, is reasonably expected to result in a Material Adverse Effect.

Section 3.8. Authorization; Enforceability. The execution and delivery of this Agreement and the making of all Borrowings permitted by the provisions hereof have been duly authorized by all necessary corporate action on the part of the Borrower; this Agreement has been duly and validly executed and delivered by the Borrower and constitutes the Borrower’s valid and legally binding agreement enforceable in accordance with its terms; and the Borrowings when made, will constitute valid and binding obligations of the Borrower enforceable in accordance with the terms of this Agreement, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization or other laws, judicial decisions or principles of equity relating to or affecting the enforcement of creditors’ rights or contractual obligations generally.

Section 3.9. Environmental Matters. In the ordinary course of its business, the Borrower becomes aware from time to time of the effect of Environmental Laws on its business, operations and properties and the business, operations and properties of its Subsidiaries, and it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties then owned or operated by the Borrower or its Subsidiaries, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted at such properties, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of these evaluations, the Borrower has reasonably concluded that Environmental Laws are unlikely to have a Material Adverse Effect.

Section 3.10. No Change. Since December 31, ~~2018~~2022, there has been no development or event that has had or would have a Material Adverse Effect.

Section 3.11. Federal Regulations. No part of the proceeds of any Loans, and no other extensions of credit hereunder, will be used for “buying” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the Regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

Section 3.12. No Default. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect that would have a Material Adverse Effect.

Section 3.13. Investment Company Act; Federal Regulations. The Borrower is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 3.14. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and to the knowledge of the Borrower its directors, employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or any of their respective directors or officers, or (b) to the knowledge of the Borrower, any employee or agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the Facilities established hereby or the Letters of Credit issued hereunder, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds thereof or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

Section 3.15. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE IV

Conditions

The obligation of each Lender to make a Loan and issue and/or participate in Letters of Credit hereunder is subject to the accuracy, as of the date hereof, of the representations and warranties herein contained and to the satisfaction of the following further condition:

Section 4.1. Each Borrowing ~~(a)~~ . On the date of each Borrowing (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties contained in Sections 3.1, 3.5 and 3.8 shall be true and correct in all material respects on and as of such date as if made on and as of such date. Each Borrowing hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this ~~Article IV(a)~~Section 4.1 have been satisfied.

ARTICLE V

Affirmative Covenants.

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and Letter of Credit and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that it shall and shall cause each of its Subsidiaries to:

Section 5.1. Financial Statements and Other Information. Furnish to the Administrative Agent and the Lenders (or, in the case of clause (e) below, will furnish directly to the applicable Lender):

(a) within 60 days after the end of each of the first three quarterly periods in each fiscal year, its consolidated statements of income for such quarterly period and for the period from the beginning of the fiscal year to the end of such quarterly period and its consolidated balance sheet at the end of that period, all in reasonable detail, subject, however, to year-end audit adjustments, together with a certificate of compliance and no default in substantially the form of Exhibit G certified by an appropriate financial officer of the Borrower; ~~provided, however, that for the fiscal quarter of the Borrower ending June 28, 2015, the Borrower shall furnish (i) consolidated financial statements of the Borrower’s combined publishing and non-publishing businesses prior to the Spin-Off and (ii) pro forma financial statements of the Borrower’s non-publishing segments calculated separately from the Borrower’s publishing segments as if the Spin-Off had occurred at the start of such fiscal quarter together with a certificate of compliance and no default in substantially the form of Exhibit G certified by an appropriate financial officer of the Borrower calculated based on the financial statements set forth in clause (ii); provided that the financial statements and compliance certificate set forth in clause (ii) shall be furnished on or before the date on which financial statements are required to be furnished pursuant to this Section 5.1 for the fiscal quarter ending September 30, 2015;~~

(b) within 120 days after and as of the close of each fiscal year, the Borrower’s Annual Report to shareholders for such fiscal year, containing copies of its consolidated income statement, consolidated balance sheet and changes in shareholders’ equity and cash flows for such fiscal year accompanied by a report by ~~Ernst & Young~~PricewaterhouseCoopers LLP or some other accounting firm of national reputation selected by the Borrower, based on their examination of such financial statements, which examination shall have been conducted in accordance with generally accepted auditing standards and which report shall indicate that the financial statements have been prepared in accordance with GAAP, together with a certificate of compliance and no default in substantially the form of Exhibit G, certified by an appropriate financial officer of the Borrower;

(c) promptly upon their becoming available, copies of all regular and periodic financial reports, if any, which the Borrower or any of its Subsidiaries shall file with the Securities and Exchange Commission or with any securities exchange;

(d) promptly upon their becoming available, copies of all prospectuses of the Borrower and all reports, proxy statements and financial statements mailed by the Borrower to its shareholders generally; and

(e) promptly following any request therefor, (x) such other information respecting the financial condition and affairs of the Borrower and its subsidiaries as any of the Lenders may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including (1) the Patriot Act and (2) to the extent applicable to the Borrower, the Beneficial Ownership Regulation.

The financial statements of the Borrower and its Subsidiaries hereafter delivered to the Lenders pursuant to this Section 5.1 will fairly set forth the financial condition of the Borrower and its Subsidiaries as of the dates thereof, and the results of the Borrower’s and its Subsidiaries’ operations for the respective periods stated therein, all in accordance with GAAP.

Section 5.2. Payment of Obligations. Duly pay and discharge all (i) obligations when due and (ii) taxes, assessments and governmental charges of which the Borrower has knowledge assessed against it or against its properties prior to the date on which penalties are attached thereto, except in each case where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.3. Books and Records; Inspection Rights. (a) Keep proper books of records and account in which true and correct entries, in all material respects, are made of all dealings in relation to its business and activities and (b) permit any Lender, upon reasonable request, to inspect at all reasonable times its properties, operations and books of account.

Section 5.4. Notices of Material Events. Promptly give notice to the Administrative Agent and each Lender (or, in the case of clause (d) below, will furnish directly to the applicable Lender) of:

(a) the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Borrower or any of its Subsidiaries or (ii) litigation, investigation or proceeding that may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, that in either case, if not cured or if adversely determined, as the case may be, would have a material adverse effect on (A) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (B) the validity or enforceability of this Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder;

(c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;

(d) any change in the information provided in any Beneficial Ownership Certification delivered to such Lender that would result in a change to the list of beneficial owners identified in such certification; and

(e) any other development or event that has had or would have a Material Adverse Effect.

Each notice pursuant to this Section 5.4 shall be accompanied by a statement of an appropriate officer of the Borrower setting forth details of the occurrence referred to therein and stating what action it proposes to take with respect thereto.

Section 5.5. Existence; Conduct of Business. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its rights, licenses, permits, privileges and franchises related to the conduct of its business, except (other than with respect to the Borrower’s legal existence) where the failure to do so would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation or other transaction permitted under Section 6.2.

Section 5.6. Maintenance of Properties; Insurance. (a) Keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

Section 5.7. Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not have a material adverse effect on (a) the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries taken as a whole or (b) the validity or enforceability of this Agreement or the material rights or remedies of the Administrative Agent and the Lenders hereunder. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

Section 5.8. Debt Ratings. With respect to the Borrower, use its reasonable best efforts to maintain at all times a senior unsecured long-term debt rating from either S&P or Moody’s.

Section 5.9. Guarantee. With respect to any new Material Domestic Subsidiary created or acquired after the Amendment and Restatement Effective Date (which shall include any existing Subsidiary that becomes a Material Domestic Subsidiary), cause such Material Domestic Subsidiary to execute and deliver to the Administrative Agent, within 30 days (or such longer period as reasonably agreed in writing between the Borrower and the Administrative Agent) after such creation or acquisition or, with respect to any existing Subsidiary that becomes a Material Domestic Subsidiary, within 30 days (or such longer period as reasonably agreed in writing between the Borrower and the Administrative Agent) after the date that financial statements for the Test Period with respect to which such determination is made have been or required to be delivered pursuant to Sections 5.1(a) and (b), a Guarantee Agreement for such Material Domestic Subsidiary thereafter created, acquired or determined. Notwithstanding the foregoing, each Material Domestic Subsidiary shall execute and deliver a Guarantee Agreement no later than the date upon which any such Material Domestic Subsidiary becomes a guarantor of any of the Borrower’s outstanding notes, bonds or debentures.

Section 5.10. Restrictive Agreements. The Borrower shall provide to the Administrative Agent, no later than 5 Business Days after the execution thereof, any agreements with respect to (a) unsecured Indebtedness for borrowed money of one or more Guarantors resulting from Guarantees of Indebtedness for borrowed money of the Borrower incurred after the Fifteenth Amendment ~~and Restatement~~ Effective Date and (b) unsecured, non-guaranteed indebtedness of the Borrower for borrowed money (other than Pari Passu Indebtedness and Permitted Commercial Paper) executed on or after the Fifteenth Amendment ~~and Restatement~~ Effective Date that contain (i) any financial covenants which are more restrictive than the financial covenants contained in this Agreement, (ii) in the case of senior credit facilities, any representations and warranties more restrictive than those set forth in this Agreement, (iii) in the case of senior credit facilities, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default set forth in this Agreement or (iv) in the case of notes, debt securities or similar instruments, any other covenants (except pricing and redemption premiums) or events of default which are more restrictive than the covenants and events of default applicable to the ~~2024~~2029 Notes, whether or not the ~~2024~~2029 Notes are outstanding.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and Letter of Credit and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that, it shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:

Section 6.1. Liens. Create, incur, assume or permit to exist any Lien on any of its properties or assets now owned or hereafter acquired by it, without making provision satisfactory to the Lenders whereby the Lenders obtain an equal and ratable or prior Lien as security for the payment of the Borrowings; or transfer any of its assets for the purpose of subjecting them to the payment of obligations prior in payment to any of its general creditors; or allow any liability of, or claims, or demands against it, or any of its Subsidiaries, to exist for more than 30 days if the liability, claim or demand might by law be given any priority over those of its general creditors; provided, however, that none of the above shall prohibit the Borrower or any Subsidiary from creating or allowing any of the following to exist:

(a) Liens, so long as the aggregate outstanding principal amount of indebtedness of the Borrower and its Subsidiaries secured by all such Liens does not exceed 5% of Total Shareholders’ Equity;

(b) leases of all types, whether or not such leases constitute leasebacks of property sold or transferred by the Borrower or any Subsidiary;

(c) pledges and deposits securing the payment of workmen’s compensation or insurance premiums, good-faith deposits in connection with tenders, contracts (other than contracts for the payment of borrowed money) or leases, deposits to secure surety or appeal bonds, liens, pledges or deposits in connection with contracts made with or at the request of the United States Government or any agency thereof, or pledges or deposits for similar purposes made in the ordinary course of business;

(d) liens securing taxes, assessments or governmental or other charges or claims for labor, materials or supplies which are not delinquent or which are being contested in good faith by appropriate proceedings and liens, restrictions, easements, licenses on the use of property or minor irregularities in the title thereof, which do not, in the Borrower’s opinion, in the aggregate materially impair their use in the Borrower’s and its Subsidiaries’ business;

(e) Liens on the assets of any Person which becomes a Subsidiary of the Borrower after the date of this Agreement to the extent that such liens existed prior to the date of acquisition of such corporation by the Borrower; provided that such Liens existed at the time such Person became a Subsidiary of the Borrower and were not created in anticipation thereof; and

(f) cash collateralization established pursuant to Section 2.21.

Section 6.2. Fundamental Changes. Merge, consolidate, sell, lease, transfer or otherwise dispose of all or substantially all of its assets, unless immediately after giving effect to such transaction, it shall be in compliance with Sections 6.1 and 6.3 hereof and, in the case of a merger or consolidation by the Borrower, the Borrower shall be the survivor corporation.

Section 6.3. Total Leverage Ratio. Permit the Total Leverage Ratio as of the last day of any Test Period to exceed 4.50 to 1.00 (the “Maximum Total Leverage Ratio”). Notwithstanding the foregoing, (i) at the election of the Borrower (the notice of which election shall be given to the Administrative Agent within thirty (30) days after consummating the relevant Qualified Acquisition (any such election, a “Qualified Acquisition Election”)), the Maximum Total Leverage Ratio set forth above shall be increased by 0.50 to 1.00 in connection with a Qualified Acquisition for four (4) consecutive fiscal quarters (and no other fiscal quarters), starting with the fiscal quarter in which such Qualified Acquisition is consummated (such period, a “Leverage Increase Period”), (ii) the Borrower may make a Qualified Acquisition Election no more than three times during the life of this Agreement and (iii) if the Borrower makes a Qualified Acquisition Election, then the next Qualified Acquisition Election may not occur until the Total Leverage Ratio has been at or below the then applicable Maximum Total Leverage Ratio (without giving effect to any Qualified Acquisition Election) for at least one fiscal quarter subsequent to the prior Leverage Increase Period.

~~. Permit the Total Leverage Ratio as of the last day of any Test Period ending during any period set forth below to exceed the ratio set forth opposite such period:~~

~~Period~~	~~Total Leverage Ratio~~
~~Fiscal quarter ending September 30, 2019 through and including fiscal quarter ending December 31, 2021~~	~~5.50 to 1.00~~
~~Fiscal quarter ending March 31, 2022~~	~~5.25 to 1.00~~
~~Fiscal quarter ending June 30, 2022~~	~~5.00 to 1.00~~
~~Fiscal quarter ending September 30, 2022~~	~~4.75 to 1.00~~
~~Fiscal quarter ending December 31, 2022 and thereafter~~	~~4.50 to 1.00~~

Section 6.4. Use of Proceeds. The Borrower shall not request any Loan or Letter of Credit, and the Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, except to the extent permitted for a Person required to comply with Sanctions or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

Section 6.5. [Reserved].

Section 6.6. Transfer of Assets.

(a) No Guarantor shall be permitted to transfer any assets to the Borrower, except for (i) such transfers as are necessary to accomplish reasonably substantial tax savings (provided that prior to or concurrently with the effectiveness of such transfers, the Borrower shall have furnished to the Administrative Agent a certificate of an appropriate financial officer of the Borrower certifying that such transfers are reasonably necessary to achieve reasonably substantial tax savings), (ii) transfers of assets made in the ordinary course of business, (iii) transfers by operation of law or that are reasonably necessary in order to comply with changes in any Requirement of Law, and (iv) transfers as a result of a corporate restructuring of the Borrower and its consolidated subsidiaries, where no Default or Event of Default would result from such restructuring and the Borrower remains in compliance with Section 6.6(b) after giving effect to such restructuring. For the avoidance of doubt, the Borrower and the Lenders agree that aggregate annual tax savings in excess of $1,000,000 shall constitute “reasonably substantial tax savings” for the purposes of this Section 6.6.

(b) The Borrower shall not own greater than 30% (the “CTA Percentage”) of the Consolidated Tangible Assets of the Borrower and its Domestic Subsidiaries; provided, however, that upon the occurrence of (i) any Material Disposition by the Borrower or a Domestic Subsidiary, (ii) any unusual or extraordinary impairment charges or acceleration of depreciation by the Borrower or any Domestic Subsidiaries in excess of $50,000,000 in the aggregate in any Test Period, or (iii) any asset transfers from the Borrower or to the Borrower (as permitted by Section 6.6(a)(i) or Section 6.6(a)(iii)) (each, a “CTA Adjustment Event”), in each case where no Default or Event of Default would otherwise result from such CTA Adjustment Event, the CTA Percentage shall increase or decrease, as applicable, by multiplying the then current CTA Percentage by a fraction, the numerator of which shall be the Consolidated Tangible Assets of the Borrower and its Domestic Subsidiaries as of the end of the prior period, and the denominator of which shall be the Consolidated Tangible Assets of the Borrower and its Domestic Subsidiaries on a pro forma basis, giving effect to such CTA Adjustment Event, as of the end of such prior period; provided further, that the CTA Percentage shall not be decreased to below 30% in accordance with this proviso.

ARTICLE VII

Events of Default

Section 7.1. Events of Default. The following are Events of Default:

(a) The Borrower shall fail to pay when due in accordance with the terms hereof (i) any principal on any Loan and such failure shall have continued for a period of three Business Days or (ii) any interest on any Loan, or any other amount payable hereunder, and such failure shall have continued for a period of five Business Days.

(b) The Borrower shall (A) default in any payment of principal or of interest on any other obligation for borrowed money in excess of $50,000,000 beyond any grace period provided with respect thereto, or (B) default in the performance of any other agreement, term or condition contained in any agreement under which any such obligation is created, if the effect of such default is to cause such obligation to be accelerated or become due prior to its stated maturity.

(c) Any representation or warranty herein made by the Borrower, or any certificate or financial statement furnished by the Borrower pursuant to the provisions hereof, shall prove to have been false or misleading in any material respect as of the time made or furnished and the Borrower shall fail to take corrective measures satisfactory to the Required Lenders within 30 days after notice thereof to the Borrower from any Lender or the Administrative Agent or by the Borrower to the Administrative Agent.

(d) The Borrower shall default in the performance of any other covenant, condition or provision hereof (other than as provided in paragraphs (a), (c) or (h) of this Section) and such default shall not be remedied to the satisfaction of the Required Lenders within a period of 30 days after notice thereof to the Borrower from any Lender or the Administrative Agent or by the Borrower to the Administrative Agent.

(e) The Borrower or any Subsidiary with more than $100,000,000 in revenue in the preceding fiscal year shall (A) apply for or consent to the appointment of a receiver, trustee, or liquidator of the Borrower or such Subsidiary, (B) make a general assignment for the benefit of creditors, or (C) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against the Borrower or such Subsidiary in any bankruptcy, reorganization or insolvency proceeding, or corporate action shall be taken by the Borrower for the purpose of affecting any of the foregoing.

(f) An order, judgment or decree shall be entered, without the application, approval or consent of the Borrower, by any court of competent jurisdiction, approving a petition seeking reorganization of the Borrower or appointing a receiver, trustee or liquidator of the Borrower or of all or a substantial part of the assets of the Borrower, and such order, judgment or decree shall continue unstayed and in effect for any period of ninety (90) consecutive days.

(g) One or more final, non-appealable judgments for the payment of money in an aggregate amount in excess of $100,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof, and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed or bonded.

(h) The Borrower shall default in the performance of any covenant, condition or provision contained in Section 5.9 or Section 6.3 of this Agreement and, in the case of Section 6.3, such default shall have continued for a period of five Business Days; provided, however, that after the Amendment and Restatement Effective Date, such five Business Day period shall not commence until the financial statements with respect to such Test Period have been or are required to be delivered pursuant to Sections 5.1(a) and (b).

(i) A (i) Change in Control of the Borrower shall occur or (ii) Specified Change in Control shall occur.

Section 7.2. Remedies. If an Event of Default shall occur and be continuing:

(a) If an Event of Default specified in Section 7.1(e) or (f) shall occur and be continuing, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable.

(b) If an Event of Default other than those specified in Section 7.1(e) or (f) shall occur and be continuing, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall as soon as practicable thereafter, but in no event later than one Business Day thereafter, deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder. After all such Letters of Credit shall have expired or been fully drawn upon, all

Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). For the avoidance of doubt, notwithstanding the foregoing, no amounts received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party.

(c) Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

(d) Any Lender giving any notice to the Borrower under this Article VII shall simultaneously give like notice to the Administrative Agent.

ARTICLE VIII

The Administrative Agent

Section 8.1. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

Section 8.2. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

Section 8.3. Exculpatory Provisions. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

Section 8.4. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, electronic mail, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower and the Guarantors), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any promissory note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

Section 8.5. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

Section 8.6. Non-Reliance on Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

Section 8.7. Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Commitment Percentages in effect on the date on which indemnification is sought under this Section (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the Administrative Agent’s gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

Section 8.8. Agent in Its Individual Capacity. The Administrative Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent. With respect to its Loans (including Swingline Loans) made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms “Lender” and “Lenders” shall include the Administrative Agent in its individual capacity.

Section 8.9. Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 15 Business Days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement, then (a) so long as an Event of Default under Section 7.1(a), 7.1(e) or 7.1(f) with respect to the Borrower shall not have occurred and be continuing, the Borrower shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to approval by the Required Lenders (which approval shall not be unreasonably withheld, conditioned or delayed) and (b) if an Event of Default under Section 7.1(a), 7.1(e) or 7.1(f) with respect to the Borrower shall have occurred and be continuing, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 15 Business Days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 8.10. Syndication Agents and Issuing Lender. Notwithstanding any provision to the contrary elsewhere in this Agreement, (i) the Syndication Agents shall not have any duties or responsibilities hereunder or under the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or under any other Loan Document or otherwise exist against the Syndication Agents and (ii) each Issuing Lender shall be entitled to the benefits of Article VIII in its capacity as an Issuing Lender.

Section 8.11. Arrangers. The rights, privileges, protections, immunities and benefits given to the Administrative Agent, including without limitation its right to be indemnified, are extended to, and shall be enforceable by (a) each of J.P. Morgan Securities LLC and Citibank, N.A., solely in its capacity as Arranger in connection with the Eighth Amendment, on an equivalent basis as the Administrative Agent ~~and~~, (b) JPMorgan Chase Bank, N.A., in its capacity as Arranger in connection with the Ninth Amendment, the Tenth Amendment, the Eleventh Amendment and the Twelfth Amendment, on an equivalent basis as the Administrative Agent and (c) each of JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd. and Citizens Bank, N.A., in its capacity as Arranger in connection with the Fifteenth Amendment, on an equivalent basis as the Administrative Agent.

Section 8.12. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person bec~~a~~omes a Lender party hereto, to, and (y) covenants, from the date such Person bec~~a~~o mes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person bec~~a~~omes a Lender party hereto, ~~to,~~ and (y) covenants, from the date such Person bec~~a~~omes a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that~~:~~

~~(i)~~ none of the Administrative Agent, or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.(including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto)~~,~~.

~~(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),~~

~~(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),~~

~~(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and~~

~~(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.~~

(c) The Administrative Agent, and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

Section 8.13. Acknowledgment of Lenders.

(a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 8.13 shall be conclusive, absent manifest error.

(b) Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Payment is, and solely with respect to the amount of such Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making such Payment and is not otherwise repaid or returned to a Loan Party by the Administrative Agent, any Lender or any of their respective Affiliates, whether pursuant to a legal proceeding or otherwise.

(d) Each party’s obligations under this Section 8.13 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(e) For purposes of this Section 8.13, the term “Lender” includes the Issuing Lenders.

ARTICLE IX

Miscellaneous

Section 9.1. Amendments and Waivers. Subject to Section 2.12(b) and (c), neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Documents may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, extend the scheduled date of any amortization payment in respect of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates, which waiver shall be effective with the consent of the Majority Facility Lenders of each adversely affected Facility and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 9.1 or extend or increase the Commitment of any Lender, in each case without the written consent of such Lender; (iii) reduce any percentage specified in the definitions of Required Lenders or Majority Facility Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all Lenders; (iv) amend, modify or waive any provision of Article VIII without the written consent of the Administrative Agent and any other Agent affected thereby; (v) amend, modify or waive any provision of Section 2.13(a) or (b) without the written consent of each Lender directly affected thereby; ~~or~~ (vi) amend, modify or waive any provision of Section 2.20 without the written consent of each Issuing Lender or (vii) amend, modify or waive any provision of Section 2.22 or otherwise affect the rights or duties of the Swingline Lender hereunder without the prior written consent of the Swingline Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding on the Borrower, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Borrower, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

For the avoidance of doubt, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof (collectively, the “Additional Extensions of Credit”) to share ratably in the benefits of this Agreement with the Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

Notwithstanding anything to the contrary contained in this Section 9.1, the defined term “~~2024 Extended~~Five-Year Termination Date” may be amended to a date beyond ~~August 15, 2024,~~January 25, 2029 with the consent of (i) each Five-Year Lender willing to extend its Five-Year Commitments to such later date, (ii) the Administrative Agent ~~and~~, (iii) each Issuing Lender and (iv) the Swingline Lender.

Section 9.2. Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Administrative Agent or the applicable Issuing Lender, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto:

The Borrower:	TEGNA Inc.
~~The Borrower:~~	8350 Broad St., Suite 2000
Tysons, Virginia 22102
Attention: ~~Senior~~ Vice President~~, Capital Markets and Investor Relations &~~ and Treasurer
~~Telecopy: 703-873-6222~~Fax: 703-873-6312
Telephone: ~~703-873-6331~~703-873-6321

The Administrative Agent or the Swingline Lender:	JPMorgan Chase Bank, N.A.
~~500~~4041 Ogletown Stanton ~~Christiana~~ Road, ~~Ops~~Floor 2
Newark, ~~Delaware~~DE 19713
Attention: ~~Dimple Patel~~Loan & Agency Services Group
~~Phone: 302-634-4154~~Tel: +13026343446
~~Fax: 302-634-3301~~

Email: william.gioffreiii@jpmorgan.com

with a copy to (which shall not constitute notice):

~~The Issuing Lenders:~~	JPMorgan Chase Bank, N.A.
~~500~~4041 Ogletown Stanton ~~Christiana~~ Road, ~~Ops~~Floor 2
Newark, ~~Delaware~~DE 19713
Attention: ~~Dimple Patel~~Loan & Agency Services Group
~~Phone: 302-634-4154~~Tel: +13026342214
~~Fax: 302-634-3301~~

Email: michelle.won@jpmorgan.com

~~Citibank~~The Issuing Lenders: JPMorgan Chase Bank, N.A.
~~c/o Citicorp North America Inc.~~

~~3800 Citibank Center, Building B, 1st~~4041 Ogletown Stanton Road, Floor 2
~~Tampa, Florida 33610~~

~~Barclays Bank PLC, New York Branch~~

~~745 7th Avenue~~Newark, DE 19713
~~New York, New York 10019~~

Attention: ~~Letters of Credit Department / Dawn Townsend~~Loan & Agency Services Group
~~Phone: 212-320-7534~~Tel: +13026343446
~~Fax: 212-412-5011~~

Email: ~~xraLetterofCredit@barclays~~william.gioffreiii@jpmorgan.com

~~Royal~~Citizens Bank ~~of Canada~~, N.A.
~~30 Hudson Street, 28th Floor~~

~~Jersey City, New Jersey 07302-4699~~

~~Attention: Credit Administration~~

~~Phone: 212-428-6298~~MMF470
~~Fax: 212-428-3015~~20 Cabot Road
Medford, MA 02155
Tel: 1-888-868-0212
Email: ~~CM-USA-NYCreditAdministration@rbc~~dl-intlsblcpart@cfgcustomers.com

[Notice information for other Issuing Lenders on file with the Administrative Agent]

; provided that any notice, request or demand to or upon the Administrative Agent, an Issuing Lender, the Swingline Lender or the Lenders shall not be effective until received.

Section 9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Section 9.4. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

Section 9.5. Payment of Expenses and Taxes; Limitation of Liability; Indemnity, Etc.

(a) The Borrower agrees ~~(i)~~ to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Amendment and Restatement Effective Date (in the case of amounts to be paid on the Amendment and Restatement Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate~~, (ii) to~~ .

(b) To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Lender and any Lender and the respective officers, directors, employees, affiliates, agents and controlling persons of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any losses, claims (including intraparty claims), demands, damages or liabilities of any kind (collectively “Liabilities”) arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.5(b) shall relieve the Borrower and each Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.5(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) The Borrower agrees to (i) pay or reimburse each Lender and the Administrative Agent for all its reasonable costs and expenses incurred in connection with the enforcement of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender and of counsel to the Administrative Agent, and (ii~~i~~) to pay, indemnify, and hold each Lender, each Issuing Lender, and the Administrative Agent and their respective officers, directors, employees, affiliates, agents and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other agreement, instrument or documents contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of transactions contemplated hereby, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit and the reasonable fees and expenses of legal counsel in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under this Agreement or any other Loan Document (all the foregoing in this clause (~~d~~c), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities have resulted from the gross negligence or willful misconduct of such Indemnitee. All amounts due under this Section  9.5(~~a~~c ) shall be payable not later than 10 days after written demand therefor.

(~~b~~d) Notwithstanding anything to the contrary in Section 9.5(~~a~~c), (i) the Borrower shall have no such obligation for costs and expenses if the Borrower prevails or successfully defeats any enforcement or collection proceedings; and (ii) if, by final adjudication in any proceeding not involving the Borrower’s bankruptcy, reorganization or insolvency, the Lenders receive less relief than claimed, the Borrower’s obligation for costs and expenses shall be limited proportionately to the relief granted to the Lenders.

(~~c~~e) The Borrower agrees to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement and any such other documents.

(~~d~~f) If the Borrower is required to commence proceedings against any Lender to enforce its Commitment, the Lender will pay the Borrower’s reasonable costs and expenses (including attorneys’ fees) if the Borrower succeeds, or a share of such reasonable costs and expenses proportionate to the Borrower’s recovery if the Borrower is only partially successful.

(~~e~~g) The agreements in this Section 9.5 shall survive repayment of the Loans and all other amounts payable hereunder.

Section 9.6. Successors and Assigns; Participations and Assignments.

(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, the Issuing Lenders, all future holders of the Loans and Letters of Credit and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower or the Administrative Agent, in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement, and the Borrower, the Administrative Agent and the Issuing Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of this Agreement, or any consent to any departure by the Borrower therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Section 2.15(d) (it being understood that the documentation required under Section 2.15(d) shall be delivered to the participating Lender)) with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(c) Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender or, with the consent of the Borrower, the Administrative Agent ~~and~~, each Issuing Lender and the Swingline Lender; provided, however, that no consent of any Issuing Lender or the Swingline Lender shall be required for an assignment of all or any portion of ~~a~~an Incremental Term ~~Loan, New Term Loan or New Term III~~ Loan (which, in each case, shall not be unreasonably withheld, delayed or conditioned; it being understood that (i) the Administrative Agent and each Lender effecting an assignment to any Person other than a Lender should notify the Borrower as promptly as possible of any request for assignment and the Borrower, in turn, should promptly consider such request for assignment; and (ii) the Borrower’s consent shall not be considered to be unreasonably withheld, delayed or conditioned if the Borrower withholds, delays or conditions its consent because, among other factors, it is concerned about a potential Assignee~~’~~’s capital adequacy, liquidity or ability to perform its obligations under this Agreement), to any Lender Affiliate, an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $10,000,000, in each case except in the case of an assignment of all of a Lender’s interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 9.6, the consent of the Borrower shall not be required for any assignment that occurs when an Event of Default shall have occurred and be continuing. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 9.6(c).

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 9.2 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount (and stated interest) of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any promissory notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a promissory note, shall be effective only upon appropriate entries with respect thereto being made in the Register. Any assignment or transfer of all or part of a Loan evidenced by a promissory note shall be registered on the Register only upon surrender for registration of assignment or transfer of the promissory note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new promissory notes shall be issued to the designated Assignee.

(e) Upon its receipt of an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 9.6(c), together with payment to the Administrative Agent of a registration and processing fee of $3,500 (except that no such registration and processing fee shall be payable in the case of an Assignee which is a Lender Affiliate of the relevant Assignor), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) record the information contained therein in the Register on the effective date determined pursuant thereto.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 9.6 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to secure obligations to a Federal Reserve Bank in accordance with applicable law; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue a promissory note to any Lender requiring such a note to facilitate transactions of the type described in paragraph (f) above.

(h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender.

Section 9.7. Adjustments; Set-off.

(a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefited Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Section 7.2, receive any payment of all or part of the obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 7.1(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the obligations owing to such other Lender, such Benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of the obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, for the avoidance of doubt, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set off with respect to, any Loan Party shall be applied to any Excluded Swap Obligations of such Loan Party.

(b) In addition to any rights and remedies of the Lenders provided by law, each Lender and each Issuing Lender shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 9.8. Counterparts.

(a) This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any ~~Lender-related~~Lender-Related Person for any Liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

Section 9.9. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 9.10. Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

Section 9.11. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 9.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions relating hereto or thereto, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Administrative Agent or any of its related parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law.

Section 9.13. Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

Section 9.14. WAIVERS OF JURY TRIAL. THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 9.15. Confidentiality. Each of the Administrative Agent, each Issuing Lender and each Lender agrees to keep confidential all Information (as defined below); provided that nothing herein shall prevent the Administrative Agent, any Issuing Lender or any Lender from disclosing any such Information (a) to the Administrative Agent, any other Issuing Lender or, any other Lender or any Lender Affiliate subject to this Section 9.15, (b) subject to an agreement to comply with the provisions of this Section, to any actual or prospective Transferee or any direct or indirect counterparty to any hedge agreement (or any professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, provided that such Persons to whom disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential, (d) upon the request or demand of any Governmental Authority or in response to any order of any court or other Governmental Authority, upon prior written notice to the Borrower to the extent permitted and reasonably practicable, (e) to the extent required by any Requirement of Law (other than as provided in clause (d) above) or in connection with any litigation or similar proceeding, provided that the Borrower shall be promptly notified, to the extent permitted and reasonably practicable, prior to any such disclosure so that the Borrower may contest such disclosure or seek confidential treatment thereof, (f) that has been publicly disclosed, (g) to any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (h) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of identification numbers with respect to the credit facilities provided for herein, or (i) in connection with the exercise of any remedy hereunder or under any other Loan Document. “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Lender or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry; provided that in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 9.15 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its affiliates and their related parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws.

All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its affiliates and their related parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws.

Section 9.16. USA PATRIOT Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act of 2001) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act.

Section 9.17. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 9.18. Acknowledgment Regarding Any Supported QFCs~~(i)~~ . To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

[Signature Pages Intentionally Omitted]

Exhibit B

Five-Year Commitments

Lender	Five-Year Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Mizuho Bank, Ltd.	$100,000,000
Citizens Bank, N.A.	$100,000,000
The Toronto-Dominion Bank, New York Branch	$80,000,000
Capital One, National Association	$80,000,000
Regions Bank	$80,000,000
Sumitomo Mitsui Banking Corporation	$67,500,000
Truist Bank	$67,500,000
Fifth Third Bank	$50,000,000
The Northern Trust Company	$25,000,000

Total:	$750,000,000

Exhibit C

Existing Letters of Credit

Letter of Credit Number	Issuing Lender	Beneficiary	Expiry Date
TPTS-637164	JPMorgan Chase Bank, N.A.	ACE American Insurance co.	05/04/2024

TFTS-756554	JPMorgan Chase Bank, N.A.	National Union Fire Insurance Co.	07/08/2024

TFTS-834492	JPMorgan Chase Bank, N.A.	THE TRAVELERS INDEMNITY COMPANY	06/25/2024

TPTS-214656	JPMorgan Chase Bank, N.A.	LIBERTY MUTUAL INSURANCE COMPANY	08/07/2024

TPTS-210864	JPMorgan Chase Bank, N.A.	LUMBERMENS MUTUAL CASUALTY COMPANY,	08/07/2024